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              SECOND AMENDED AND RESTATED 364 DAY CREDIT AGREEMENT

                                      AMONG

                         L-3 COMMUNICATIONS CORPORATION,
                             A DELAWARE CORPORATION,
                                  AS BORROWER,

                               THE SEVERAL LENDERS
                        FROM TIME TO TIME PARTIES HERETO,

   THE CERTAIN FINANCIAL INSTITUTIONS NAMED AS SENIOR MANAGING AGENTS HEREIN,

                         BANC OF AMERICA SECURITIES LLC

                                       AND

                              LEHMAN BROTHERS INC.,
                                  AS ARRANGERS,

                             BANK OF AMERICA, N.A. ,
                             AS ADMINISTRATIVE AGENT

                                       AND

                          LEHMAN COMMERCIAL PAPER INC.,
                  AS DOCUMENTATION AGENT AND SYNDICATION AGENT


                            DATED AS OF MAY 16, 2001


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


                                TABLE OF CONTENTS

                                                                                                                Page
Section 1.        DEFINITIONS.....................................................................................1

   1.1            Defined Terms...................................................................................1
   1.2            Other Definitional Provisions..................................................................27
   1.3            Interrelationship with Original Credit Agreement...............................................28
   1.4            Confirmation of Existing Obligations...........................................................29
   1.5            Accounting for Interests in TCAS Subsidiary....................................................29

Section 2.        AMOUNT AND TERMS OF COMMITMENTS AND LOANS......................................................29

   2.1            Commitments....................................................................................29
   2.2            Procedure for Borrowing........................................................................31
   2.3            Commitment Fee.................................................................................32
   2.4            Termination or Reduction of Revolving 364 Day Commitments......................................32
   2.5            Extension of Revolving 364 Day Termination Date; Conversion Option; Repayment of Loans;
                  Evidence of Debt...............................................................................32
   2.6            Optional Prepayments; Mandatory Prepayments and Reduction of Commitments.......................36
   2.7            Conversion and Continuation Options............................................................39
   2.8            Minimum Amounts and Maximum Number of Tranches.................................................40
   2.9            Interest Rates and Payment Dates...............................................................40
   2.10           Computation of Interest and Fees...............................................................41
   2.11           Inability to Determine Interest Rate...........................................................41
   2.12           Pro Rata Treatment and Payments................................................................42
   2.13           Illegality.....................................................................................43
   2.14           Requirements of Law............................................................................44
   2.15           Taxes..........................................................................................46
   2.16           Indemnity......................................................................................49
   2.17           Replacement of Lenders.........................................................................49
   2.18           Certain Fees...................................................................................50
   2.19           Certain Rules Relating to the Payment of Additional Amounts....................................50

Section 3.        LETTERS OF CREDIT..............................................................................51

   3.1            L/C Commitment.................................................................................51
   3.2            Procedure for Issuance of Letters of Credit....................................................52
   3.3            Fees, Commissions and Other Charges............................................................52
   3.4            L/C Participation..............................................................................53
   3.5            Reimbursement Obligation of the Borrower.......................................................54
   3.6            Obligations Absolute...........................................................................55
   3.7            Letter of Credit Payments......................................................................56
   3.8            Application....................................................................................56
   3.9            Determination of Exchange Rate.................................................................56

Section 4.        REPRESENTATIONS AND WARRANTIES.................................................................56

   4.1            Financial Condition............................................................................56
   4.2            No Change......................................................................................57
   4.3            Corporate Existence; Compliance with Law.......................................................57
   4.4            Corporate Power; Authorization; Enforceable Obligations........................................57
   4.5            No Legal Bar...................................................................................57

                                       i

   4.6            No Material Litigation.........................................................................58
   4.7            No Default.....................................................................................58
   4.8            Ownership of Property; Liens...................................................................58
   4.9            Intellectual Property..........................................................................58
   4.10           Taxes..........................................................................................58
   4.11           Federal Regulations............................................................................59
   4.12           ERISA..........................................................................................59
   4.13           Investment Company Act; Other Regulations......................................................59
   4.14           Subsidiaries...................................................................................60
   4.15           Purpose of Loans...............................................................................60
   4.16           Environmental Matters..........................................................................60
   4.17           Collateral Documents...........................................................................61
   4.18           Accuracy and Completeness of Information.......................................................61
   4.19           Labor Matters..................................................................................61

Section 5.        CONDITIONS PRECEDENT...........................................................................62

   5.1            Conditions to Effectiveness....................................................................62
   5.2            Conditions to Each Extension of Credit.........................................................65

Section 6.        AFFIRMATIVE COVENANTS..........................................................................66

   6.1            SEC Filings....................................................................................66
   6.2            Certificates; Other Information................................................................66
   6.3            Payment of Taxes and Material Obligations......................................................67
   6.4            Conduct of Business; Maintenance of Existence and Property; Compliance with Law................67
   6.5            Insurance......................................................................................68
   6.6            Inspection of Property; Books and Records; Discussions.........................................68
   6.7            Notices........................................................................................68
   6.8            Environmental Laws.............................................................................69
   6.9            Further Assurances.............................................................................69
   6.10           Additional Collateral..........................................................................70
   6.11           Foreign Jurisdictions..........................................................................71
   6.12           Government Contracts...........................................................................71
   6.13           TCAS  Subsidiary...............................................................................71

Section 7.        NEGATIVE COVENANTS.............................................................................71

   7.1            Financial Condition Covenants..................................................................71
   7.2            Limitation on Indebtedness.....................................................................72
   7.3            Limitation on Liens............................................................................74
   7.4            Limitation on Guarantee Obligations............................................................76
   7.5            Limitation on Fundamental Changes..............................................................77
   7.6            Limitation on Sale of Assets...................................................................77
   7.7            Limitation on Dividends........................................................................78
   7.8            Designated Senior Debt.........................................................................78
   7.9            Limitation on Investments, Loans and Advances..................................................78
   7.10           Limitation on Optional Payments and Modifications of Instruments and Agreements................80
   7.11           Limitation on Transactions with Affiliates.....................................................81
   7.12           Limitation on Sales and Leasebacks.............................................................81
   7.13           Limitation on Changes in Fiscal Year...........................................................82
   7.14           Limitation on Negative Pledge Clauses..........................................................82
   7.15           Limitation on Lines of Business................................................................82

                                       ii


Section 8.        EVENTS OF DEFAULT..............................................................................82


Section 9.        THE AGENTS; THE ARRANGERS......................................................................86

   9.1            Appointment....................................................................................86
   9.2            Delegation of Duties...........................................................................86
   9.3            Exculpatory Provisions.........................................................................86
   9.4            Reliance by Agents.............................................................................87
   9.5            Notice of Default..............................................................................87
   9.6            Non-Reliance on Agents and Other Lenders.......................................................87
   9.7            Indemnification................................................................................88
   9.8            Agents, in Their Individual Capacities.........................................................88
   9.9            Successor Administrative Agent, Syndication Agent and Documentation Agent......................88
   9.10           The Arrangers and the Senior Managing Agents...................................................89

Section 10.       MISCELLANEOUS..................................................................................89

   10.1           Amendments and Waivers.........................................................................89
   10.2           Notices........................................................................................90
   10.3           No Waiver; Cumulative Remedies.................................................................93
   10.4           Survival of Representations and Warranties.....................................................93
   10.5           Payment of Expenses and Taxes..................................................................93
   10.6           Successors and Assigns; Participation and Assignments..........................................94
   10.7           Adjustments; Set-off...........................................................................98
   10.8           Counterparts...................................................................................99
   10.9           Severability...................................................................................99
   10.10          Integration....................................................................................99
   10.11          GOVERNING LAW..................................................................................99
   10.12          SUBMISSION TO JURISDICTION; WAIVERS............................................................99
   10.13          Acknowledgments...............................................................................100
   10.14          WAIVERS OF JURY TRIAL.........................................................................101
   10.15          Confidentiality...............................................................................101
   10.16          Conversion of Currencies......................................................................101
   10.17          Existing Agreements Superseded................................................................102
   10.18          Closing Date Loans and Assignments............................................................102

EXHIBITS

Exhibit A-1                Form of Revolving 364 Day Note
Exhibit A-2                Form of Term Note
Exhibit B-1                Form of Parent Guarantee
Exhibit B-2                Form of Subsidiary Guarantee
Exhibit B-3                Form of Parent Pledge Agreement
Exhibit B-4A               Form of Borrower Pledge Agreement
Exhibit B-4B               Form of Charge Over Shares
Exhibit B-5                Form of Subsidiary Pledge Agreement
Exhibit C-1                Form of Legal Opinion of Simpson Thacher and Bartlett
Exhibit C-2                Form of Internal Counsel Opinion
Exhibit D                  Form of Borrowing Certificate
Exhibit E                  Form of Certificate of Non U.S. Lender
Exhibit F                  Form of Assignment and Acceptance
Exhibit G                  Form of Increased Commitment Agreement
Exhibit H                  Form of Lender Addition Agreement

SCHEDULES

Schedule I                 Lenders and Commitments
Schedule II                Pricing Grid
Schedule III               Transaction Documents
Schedule 4.4               Required Consents
Schedule 4.5               No Legal Bar
Schedule 4.6               Material Litigation
Schedule 4.9               Intellectual Property Claims
Schedule 4.10              Taxes
Schedule 4.14              Subsidiaries
Schedule 7.2(f)            Existing Indebtedness
Schedule 7.3(f)            Existing Liens
Schedule 7.4               Existing Guarantee Obligations
Schedule 7.9(c)            Officers

                  THIS SECOND AMENDED AND RESTATED 364 DAY CREDIT AGREEMENT, dated as of May 16, 2001, among L-3 Communications Corporation, a Delaware corporation (the "Borrower") which is wholly owned by L-3 Communications Holdings, Inc., a Delaware corporation ("Holdings"), the several banks and other financial institutions or entities from time to time parties hereto (the "Lenders"), Banc of America Securities LLC ("BAS") and Lehman Brothers, Inc. ("LBI") as arrangers (each, in such capacity, an "Arranger" and together, the "Arrangers"), Bank of America, N.A., ("BOA") as administrative agent for the Agents (as defined below) and the Lenders (in such capacity, the "Administrative Agent"), Lehman Commercial Paper Inc. ("LCPI"), as syndication agent and documentation agent (in such capacity, the "Syndication Agent" and the "Documentation Agent"), and certain financial institutions named as senior managing agents AMENDS AND RESTATES IN FULL the Amended and Restated 364 Day Credit Agreement, dated as of April 24, 2000 (as amended, supplemented and/or modified from time to time prior to the date hereof, the "Original Credit Agreement"), among the Borrower, the lenders party thereto from time to time (the "Original Lenders"), BAS and LCPI as arrangers, the Syndication Agent, Documentation Agent, the Administrative Agent and certain financial institutions named as co-agents; this amendment and restatement of the Original Credit Agreement, as amended, supplemented, restated or otherwise modified from time to time, is hereinafter referred to as this "Agreement" or the "Credit Agreement".

                  WHEREAS, the Borrower has requested that the Original Credit Agreement be amended and restated in full as set forth herein.

                  NOW, THEREFORE, the parties hereto hereby agree to amend and restate the Original Credit Agreement as follows:

                             SECTION 1. DEFINITIONS

1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:


                  "Acquired Business": a company or business unit acquired by the Borrower or any of its Subsidiaries, provided that the Borrower has delivered to the Administrative Agent historical financial statements of such company or business unit prepared in accordance with GAAP.

                  "Additional Lenders": each of the Lenders party hereto other than the Original Lenders.

                  "Additional Subordinated Indebtedness": unsecured Indebtedness for borrowed money of the Borrower or any of its Subsidiaries incurred after the Closing Date which (i) requires no cash payments of principal prior to the date that is one year after the Termination Date as defined in the Facility A Credit Agreement, (ii) such Indebtedness does not contain limitations on the ability of Borrower or any of its Subsidiaries to incur Indebtedness which are more restrictive than those found in Section 4.09 (Incurrence of Indebtedness and Issuance of Preferred Stock) of any of the Original Indenture, the New Subordinated Debt Indenture or the December 1998 Subordinated Debt Indenture, and

         (iii) such Indebtedness is subordinated to the Obligations on terms no less favorable to the Lenders, Facility A Lenders and Facility C Lenders (if Facility C exists) than those governing the Original Subordinated Notes, the New Subordinated Notes and/or the December 1998 Subordinated Notes.

                   "Adjustment Date": the fifth day following the receipt by the Administrative Agent of the financial statements for the most recently completed fiscal period furnished pursuant to subsection 6.1 and the compliance certificate with respect to such financial statements furnished pursuant to subsection 6.2(c).

                  "Administrative Agent": BOA, or following the resignation of BOA as Administrative Agent, any other Lender which may be appointed as Administrative Agent pursuant to subsection 9.9.

                  "Affected Class":  as defined in subsection 10.1.

                  "Affected Lender":  as defined in subsection 10.7.

                  "Affiliate": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Agents": the collective reference to the Syndication Agent, the Documentation Agent and the Administrative Agent.

                  "Aggregate Outstanding Extensions of Credit": as to any Lender with respect to any Type of Loan at any time, an amount equal to the sum of (a) the aggregate principal amount of all Loans of such Type made by such Lender then outstanding and (b) such Lender's Commitment Percentage of the L/C Obligations then outstanding.

                  "Agreement": this Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time.

                  "Agreement Currency":  as defined in subsection 10.16(b).

                  "Alternative Currency": any currency which as of the time of any issuance or renewal, as applicable, of a Foreign L/C is freely tradable and convertible into Dollars and has been approved as an "Alternative Currency" for the purposes of this Agreement by the Issuing Lender.

                  "Applicable Creditor":  as defined in subsection 10.16(b).

                  "Applicable Holdback":  as defined in subsection 2.6(b)(ii).

                  "Applicable Issuing Lender": an Issuing Lender as to which any proposed Assignee under subsection 10.6 shall become an L/C Participant upon giving effect to the relevant Assignment and Acceptance.

                  "Applicable Margin": at any time, the percentages set forth on
         Schedule II under the relevant column heading opposite the level of the Debt Ratio most recently determined; provided that (a) except as expressly set forth in Schedule II, the Applicable Margins determined for any Adjustment Date shall remain in effect until a subsequent Adjustment Date for which the Debt Ratio falls within a different level and (b) if the financial statements and related compliance certificate for any fiscal period are not delivered by the date due pursuant to subsections 6.1 and 6.2, the Applicable Margins shall be (i) for the first 35 days subsequent to such due date, the Applicable Margin in effect prior to such due date and (ii) thereafter, those set forth opposite a Debt Ratio captioned "greater than 4.25," in either case, until the date of delivery of such financial statements and compliance certificate.

                  "Application": an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to issue a Letter of Credit.

                  "Asset Sale": any sale, sale-leaseback, or other disposition by any Person or any Subsidiary thereof of any of its property or assets, including the stock of any Subsidiary of such Person, except sales and dispositions permitted by subsection 7.6 other than subsection 7.6(b) or (e).

                  "Assignee":  as defined in subsection 10.6(c).

                  "Attributable Debt": in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

                  "Available Commitment": as to any Lender and any Type of Loan, at any time, an amount equal to the excess, if any, of (a) such Lender's Commitment with respect to such Type of Loan over (b) such Lender's Aggregate Outstanding Extensions of Credit with respect to such Type of Loan.

                  "BAS": as defined in the preamble to this Agreement.

                  "Base Rate": for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BOA in Charlotte, North Carolina, as its "reference rate." (The "reference rate" is a rate set by BOA based upon various factors including BOA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.)

                  "Base Rate Loans": Loans the rate of interest applicable to which is based upon the Base Rate.

                  "BOA":  as defined in the recitals to this Agreement.

                  "Borrower Pledge Agreement": the Third Amended and Restated Borrower Pledge Agreement substantially in the form of Exhibit B-4A, to be executed and delivered by the Borrower, as the same may be amended, supplemented or otherwise modified.

                  "Borrowing Date": any Business Day specified in a notice pursuant to subsection 2.2 as a date on which the Borrower requests the Lenders to make Loans hereunder.

                  "Business":  as defined in subsection 4.16.

                  "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco, California are authorized or required by law to close and, if the applicable Business Day relates to Eurodollar Loans or Foreign L/Cs, any day on which dealings are carried on in the applicable London interbank market.

                  "Calculation Date": with respect to each Foreign L/C, during the period that such Foreign L/C is outstanding (or the Reimbursement Obligation in connection therewith has not been fully satisfied) (i) the last Business Day of a fiscal month, (ii) the date on which such Letter of Credit is to be issued or renewed by the Issuing Lender,
         (iii) the date on which any draft presented under such Letter of Credit is paid by the Issuing Lender, (iv) such other dates as the Borrower may reasonably request from time to time, and (v) such other dates as the Issuing Lender or the Administrative Agent may select from time to time, provided that the Borrower receives prompt notice thereof.

                  "Capital Expenditures" for any fiscal period, the aggregate of all expenditures that, in conformity with GAAP (but excluding capitalized interest), are or are required to be included as additions during such period to property, plant or equipment reflected on the consolidated balance sheet of the Borrower and its Subsidiaries, excluding the expenditures relating to the Transaction.

                  "Capital Lease Obligations": of any Person as of the date of determination, the aggregate liability of such Person under Financing Leases reflected on a balance sheet of such Person under GAAP.

                  "Capital Partners": Lehman Brothers Capital Partners III, L.P.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                  "Cash Equivalents": (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 90 days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-2 by Standard and Poor's Ratings Group ("S&P") or P-2 by Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency if both of S&P and Moody's cease publishing ratings of investments, (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

                  "Change of Control": the occurrence of any of the following events:

                           (i) the Principals and their Related Parties, as a whole, shall at any time cease to own, directly or indirectly, 51% of the Voting Stock of Holdings (measured by voting power rather than number of shares), determined on a fully diluted basis, and any "person" (as such term is defined in Section 13(d)(3) of the Exchange
         Act) other than the Principals and their Related Parties shall become the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 25% of the Voting Stock of Holdings (measured by voting power rather than number of shares);

                           (ii) a majority of the members of the Board of Directors of Holdings fail to be (a) members of the Board of Directors incumbent as of the Closing Date, or (b) members nominated by the members of the Board of Directors incumbent on the Closing Date, or (c) members appointed by members of the Board nominated under clause (a) or
         (b);

                           (iii) Holdings shall, at any time, cease to own 100% of the Capital Stock of the Borrower; or

                           (iv) a "Change of Control" shall have occurred under the Indenture, the New Subordinated Debt Indenture or the December 1998 Subordinated Debt Indenture.

                  "Charge Over Shares": the Second Amended and Restated Charge Over Shares substantially in the form of Exhibit B-4B, to be executed and delivered by the Borrower, as the same may be amended, supplemented or otherwise modified.

                  "Class": (i) Lenders having Loan Exposure (taken together as a single class), (ii) Facility A Lenders having Facility A Loan Exposure (taken together as a single class) and (iii) if Facility C exists, Facility C Lenders having Facility C Loan Exposure (taken together as a single class).

                   "Closing Date": the date on which the conditions precedent set forth in subsection 5.1 are satisfied.

                   "Code": the Internal Revenue Code of 1986, as amended from time to time.

                   "Collateral": all assets of the Credit Parties, now owned or hereinafter acquired, upon which a Lien is purported to be created by any Pledge Agreement.

                   "Commitment": as to any Lender, such Lender's Revolving 364 Day Commitment and, subject to satisfaction of the conditions precedent in subsection 2.5(b) hereto, Term Loan Commitment.

                  "Commitment Fee Rate": at any time, the applicable rates per annum on Schedule II under the relevant column heading for the Revolving 364 Day Facility set forth opposite the level of the Debt Ratio most recently determined; provided that (a) except as expressly set forth in Schedule II, the Commitment Fee Rate determined for any Adjustment Date shall remain in effect until a subsequent Adjustment Date for which the Debt Ratio falls within a different level and (b) if the financial statements and related compliance certificate for any fiscal period are not delivered by the date due pursuant to subsections
         6.1 and 6.2, the Commitment Fee Rate shall be (i) for the first 35 days subsequent to such due date, the Commitment Fee Rate in effect prior to such due date and (ii) thereafter, that set forth opposite a Debt Ratio captioned "greater than 4.25," in either case, until the date of delivery of such financial statements and compliance certificate.

                  "Commitment Percentage": as to the Commitment of any Lender with respect to any Type of Loan at any time, the percentage which the Commitment of such Lender with respect to such Type of Loan then constitutes of the aggregate Commitments with respect to such Type of Loan (or, at any time after such Commitments shall have expired or terminated, the percentage which the aggregate amount of the Aggregate Outstanding Extensions of Credit of such Lender with respect to such Type of Loan constitutes of the aggregate amount of the Aggregate Outstanding Extensions of Credit of all Lenders with respect to such Type of Loan).

                  "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under
         Section 414 (b) or (c) of the Code.

                  "Consolidated EBITDA": as of the last day of any fiscal quarter, Consolidated Net Income of the Borrower, its Subsidiaries and, without duplication, the Acquired Businesses (excluding, without duplication, (x) extraordinary gains and losses in accordance with GAAP, (y) gains and losses in connection with asset dispositions whether or not constituting extraordinary gains and losses and (z) gains or losses on discontinued operations) for the four fiscal quarters ended on such date, plus (i) Consolidated Interest Expense of the Borrower, its Subsidiaries and, without duplication, the Acquired Businesses for such period, plus (ii) to the extent deducted in computing such Consolidated Net Income of the Borrower, its Subsidiaries and, without duplication, the Acquired Businesses, the sum of income taxes, depreciation and amortization for such period.

                  "Consolidated Cash Interest Expense": as of the last day of any fiscal quarter, the amount of interest expense, payable in cash, of the Borrower and its Subsidiaries for the four fiscal quarters ended on such date, determined on a consolidated basis in accordance with GAAP for such period.

                  "Consolidated Interest Expense": for any Person, as of the last day of any fiscal quarter, the amount of interest expense of such Person for the four fiscal quarters ended on such date, determined on a consolidated basis in accordance with GAAP for such period.

                  "Consolidated Net Income": for any Person and for any fiscal period, net income of such Person, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Total Assets": at any date, all assets of the Borrower and its Subsidiaries as determined according to the consolidated balance sheet contained in the SEC filing most recently delivered pursuant to subsection 6.1 or, if no such SEC filing has yet been delivered, the balance sheet referred to in subsection 4.1(a).

                  "Consolidated Total Debt": at any date, the sum of (i) all Indebtedness of the Borrower and its Subsidiaries outstanding on such date for borrowed money or the deferred purchase price of property, including, without limitation, in respect of Financing Leases but excluding Indebtedness permitted pursuant to subsection 7.2(g) and (ii) the outstanding amount of Permitted Convertible Securities.

                  "Consolidated Working Capital": at any date, the excess of (a) the sum of all amounts (other than cash and Cash Equivalents) that would, in accordance with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date over (b) the sum of all amounts that would, in accordance with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries on such date (excluding, to the extent it would otherwise be included under current liabilities, any short-term Consolidated Total Debt and the current portion of any long-term Consolidated Total Debt).

                  "Continuing Lenders": each of the Original Lenders other than the Departing Lenders.

                  "Constitutional Documents": as to any Person, the articles or certificate of incorporation and by-laws, partnership agreement or other organizational documents of such Person.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Conversion Option":  as defined in subsection 2.5(b).

                  "Convertible Securities": at any time (i) unsecured convertible debt securities issued by Holdings having no principal amortization or sinking fund requirements which are guaranteed by Borrower but subordinated in right of payment to the Obligations and the "Obligations" as defined under the Facility A Credit Agreement and the Facility C Credit Agreement (if Facility C exists) on terms and conditions acceptable to the Agents and/or (ii) unsecured debt securities issued by Holdings to a trust (the "Trust") having no principal amortization or sinking fund requirements which are guaranteed by Borrower but subordinated in right of payment to the Obligations and the "Obligations" as defined under the Facility A Credit Agreement and the Facility C Credit Agreement (if Facility C exists) on terms and conditions acceptable to the Agents which Trust, in turn, issues preferred stock securities to investors which are convertible at the option of the holder thereof into shares of common stock of Holdings.

                   "Credit Documents": this Agreement, the Notes, the Applications, the Guarantees, the Fee Letter and the Pledge Agreements.

                   "Credit Parties": the Borrower, Holdings, and each Subsidiary of the Borrower which is a party to a Credit Document.

                   "Debt Ratio": as at the last day of any fiscal quarter, the ratio of (a) Consolidated Total Debt minus Designated Cash Balances on such date to (b) Consolidated EBITDA.

                  "December 1998 Subordinated Debt Documents": the December 1998 Subordinated Notes, the December 1998 Subordinated Notes Indenture, the Underwriting Agreement related thereto among Borrower, its domestic Subsidiaries, Lehman Brothers Inc., BancAmerica Robertson Stephens (n/k/a Banc of America Securities LLC) and any other documents or agreements executed in connection therewith.

                   "December 1998 Subordinated Debt Indenture": the Indenture between the Borrower and the Bank of New York, as trustee, pursuant to which the December 1998 Subordinated Notes were issued.

                   "December 1998 Subordinated Notes": the Borrower's Senior Subordinated Notes, due December 1, 2008 ("Initial December 1998 Subordinated Notes") issued on or about the December 8, 1998 and any notes, having the same terms as the Initial December 1998 Subordinated Notes, issued in exchange for the Initial December 1998 Subordinated Notes as contemplated by the documents governing the issuance of the Initial December 1998 Subordinated Notes.

                  "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Departing Lenders": each of the financial institutions identified on the signature pages hereto as Departing Lender.

                  "Designated Cash Balances": at any time, the lesser of (a) actual unrestricted cash balances on hand of Borrower and its Subsidiaries which are not subject to any Liens in favor of any Person (other than those described in subsection 7.3(o) hereof) and (b) $50,000,000.

                  "Dollar Equivalent": at any time, (a) as to any amount denominated in Dollars, the amount thereof at such time, and (b) as to any amount denominated in an Alternative Currency, the equivalent amount in Dollars as determined on the basis of the Exchange Rate for the purchase of Dollars with such Alternative Currency as of the most recent Calculation Date.

                  "Dollars" and "$": dollars in lawful currency of the United States of America.

                  "Domestic L/C":  a Letter of Credit denominated in Dollars.

                  "Dow Jones Page 3750": the display designated as page "3750" on the Dow Jones Market Service (formerly known as the Telerate Service) or such other page as may replace the "3750" page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for Dollar deposits.

                  "Environmental Laws": any and all laws, rules, orders, regulations, statutes, ordinances, codes, decrees, or other legally enforceable requirement (including, without limitation, common law) of any foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health as affected by the environment as has been, is now, or may at any time hereafter be, in effect, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C.ss.ss. 9601 et seq.; the Toxic Substance Control Act, 15 U.S.C.ss. ss. 9601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C.ss.ss.1802 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C.ss.ss.6901 et seq.; the Clean Water Act; 33 U.S.C.ss.ss.1251 et seq.; the Clean Air Act, 42 U.S.C.ss.ss. 7401 et seq.; or other similar federal and/or state environmental laws.

                  "Environmental Permits": any and all permits, licenses, registrations, notifications, exemptions and any other authorization required under any applicable Environmental Law.

                  "Equity Documents": the Stockholders Agreement, the Subscription Agreements and the Option Agreements.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurocurrency Reserve Requirements": means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Lender) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities").

                  "Eurodollar Business Day": means any Business Day on which commercial banks are open in London for the transaction of international business, including dealings in Dollar deposits in the international interbank markets.

                  "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

                  "Eurodollar Loans Maturity Date": (a) for any date on which any Eurodollar Loans are outstanding, the Business Day on which the Interest Period for all such outstanding Eurodollar Loans concurrently terminate and (b) for any date on which no Eurodollar Loans are outstanding, any Business Day.

                  "Eurodollar Rate": means, for any Interest Period, with respect to Eurodollar Loans comprising part of the same borrowing, the rate of interest per annum (rounded upward to the next 1/100th of 1%) determined by the Administrative Agent as follows:

         Eurodollar Rate =                      LIBOR
                            ----------------------------------------
                            1.00 - Eurocurrency Reserve Requirements

                  "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Excess Cash Flow": for any fiscal year of the Borrower, the excess of (a) the sum, without duplication, of (i) Consolidated Net Income for the Borrower and its Subsidiaries for such fiscal year, (ii) the net decrease, if any, in Consolidated Working Capital during such fiscal year, (iii) to the extent deducted in computing such Consolidated Net Income for the Borrower and its Subsidiaries, non-cash interest expense, depreciation and amortization for such fiscal year,
         (iv) extraordinary non-cash
         losses during such fiscal year subtracted in the determination of Consolidated Net Income for the Borrower and its Subsidiaries for such fiscal year, (v) change in deferred tax liability of the Borrower for such fiscal year, (vi) non-cash losses in connection with asset dispositions whether or not constituting extraordinary losses and
         (vii) non-cash ordinary losses less (b) the sum, without duplication, of (i) the aggregate amount of cash Capital Expenditures made by the Borrower and its Subsidiaries during such fiscal year, (ii) the net increase, if any, in Consolidated Working Capital during such fiscal year, (iii) the aggregate amount of payments of principal in respect of any Indebtedness not prohibited hereunder during such fiscal year (other than prepayments of (x) Revolving 364 Day Loans not accompanied by reductions of the Commitments hereunder, (y) Facility A Loans not accompanied by reductions of Facility A Commitments and/or (z)
         Facility C Loans not accompanied by reductions of Facility C Commitments, if Facility C exists), (iv) deferred income tax credit of the Borrower for such fiscal year, (v) extraordinary non-cash gains during such fiscal year added in the determination of Consolidated Net Income for the Borrower and its Subsidiaries for such fiscal year,
         (vi) non-cash gains in connection with asset dispositions whether or not constituting extraordinary gains and (vii) non-cash ordinary gains.

                  "Exchange Act": the Securities Exchange Act of 1934, as amended.

                  "Exchange Rate": on any day, with respect to any Alternative Currency, the spot rate at which Dollars are offered on such day by the Issuing Lender in San Francisco, California (or such other location selected by the Issuing Lender) for such Alternative Currency.

                  "Extending Lender": any Lender consenting to the Extension Option.

                  "Extension Option":  as defined in subsection 2.5(a).

                  "Facility A Administrative Agent": the "Administrative Agent" as defined in the Facility A Credit Agreement.

                  "Facility A Agents": the "Agents" as defined in the Facility A Credit Agreement.

                  "Facility A Commitments": the "Commitments" as defined in the Facility A Credit Agreement.

                  "Facility A Credit Agreement": that certain Third Amended and Restated Credit Agreement of even date herewith among the Borrower, the Facility A Lenders, BOA as administrative agent, LCPI as syndication agent and documentation agent, LBI and Banc of America Securities LLC as arrangers and certain financial institutions named as senior managing agents, as the same may be amended, supplemented, restated or otherwise modified from time to time.

                  "Facility A Credit Documents": the "Credit Documents" as defined in the Facility A Credit Agreement.

                  "Facility A Eurodollar Tranche": "Eurodollar Tranche" as defined in the Facility A Credit Agreement.

                  "Facility A L/C Obligations": the "L/C Obligations" as defined in the Facility A Credit Agreement.

                  "Facility A Lenders": the "Lenders" as defined in the Facility A Credit Agreement.

                  "Facility A Loan Exposure": the "Loan Exposure" as defined in the Facility A Credit Agreement.

                  "Facility A Loans": the "Loans" as defined in the Facility A Credit Agreement.

                  "Facility A Notes": the "Notes" as defined in the Facility A Credit Agreement.

                  "Facility A Reimbursement Obligations": the "Reimbursement Obligations" as defined in the Facility A Credit Agreement.

                  "Facility C": a separately documented senior credit facility consisting of and evidencing all or any portion of the then available Incremental Facility which Borrower may hereafter cause to exist in accordance with the terms of Section 2.1(a).

                  "Facility C Administrative Agent": the "Administrative Agent" as defined in the Facility C Credit Agreement.

                  "Facility C Agents": the "Agents" as defined in the Facility C Credit Agreement.

                  "Facility C Commitments": the "Commitments" as defined in the Facility C Credit Agreement.

                  "Facility C Credit Agreement": that certain credit agreement evidencing Facility C which may hereafter be executed by and among the Borrower, the Facility C Lenders, BOA as administrative agent, LCPI as syndication agent and documentation agent, LCPI and Banc of America Securities LLC as arrangers and certain financial institutions named as senior managing agents, as the same may be amended, supplemented, restated or otherwise modified from time to time.

                  "Facility C Credit Documents": the "Credit Documents" as defined in the Facility C Credit Agreement.

                  "Facility C Eurodollar Tranche": "Eurodollar Tranche" as defined in the Facility C Credit Agreement.

                  "Facility C L/C Obligations": the "L/C Obligations" as defined in the Facility C Credit Agreement.

                  "Facility C Lenders": the "Lenders" as defined in the Facility C Credit Agreement.

                  "Facility C Loan Exposure": the "Loan Exposure" as defined in the Facility C Credit Agreement.

                  "Facility C Loans": the "Loans" as defined in the Facility C Credit Agreement.

                  "Facility C Notes": the "Notes" as defined in the Facility C Credit Agreement.

                  "Federal Funds Effective Rate": for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the FRB (including any such successor, "H.15(519)") for such day opposite the caption "Federal Funds (Effective)". If on any relevant day the appropriate rate for such previous day is not yet published in H.15(519), the rate for such day will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

                  "Fee Letter": that certain fee letter between the Agents and the Borrower dated on or about March 30, 2001.

                  "Financial L/C": a standby Letter of Credit not constituting a Performance L/C.

                  "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

                  "First Offer Requirement": as defined in subsection 2.1(a).

                  "Foreign L/C": a Letter of Credit denominated in an Alternative Currency.

                  "Foreign L/C Obligations": at any time, an amount equal to the sum of (i) the Dollar Equivalent of the aggregate then undrawn and unexpired face amount of all then outstanding Foreign L/Cs and (ii) the Dollar Equivalent of the aggregate amount of all drawings under Foreign L/Cs which have not then been reimbursed pursuant to subsection 3.5.

                  "Foreign Subsidiary": any Subsidiary which is organized under the laws of any jurisdiction outside the United States or under the laws of the U.S. Virgin Islands.

                  "FRB": means the Board of Governors of the Federal Reserve System, and any governmental authority succeeding to any of its principal functions.

                  "GAAP": generally accepted accounting principles in the United States of America in effect on the Closing Date.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, reimbursement obligations under letters of credit and any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "Guarantees": the Parent Guarantee and the Subsidiary
         Guarantee.

                  "Immaterial Subsidiary": any Subsidiary of the Borrower having assets not exceeding five percent (5%) of the Consolidated Total Assets.

                  "Increased Commitment Agreement": as defined in subsection 2.1(a).


                  "Incremental Facility": as defined in subsection 2.1(a).


                  "Indebtedness": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices and accrued expenses incurred in the ordinary course of business), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under

         Financing Leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person and all reimbursement and other obligations with respect to any letters of credit and surety bonds, whether or not matured or drawn, (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof and (f) all Attributable Debt of such Person with respect to sale and leaseback transactions of such Person.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent": pertaining to a condition of Insolvency.


                  "Interest Payment Date": (a) as to any Base Rate Loan, the last Business Day of each March, June, September and December, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last Business Day of such Interest Period, and (c) as to any Eurodollar Loan having an interest period longer than three months, (i) each Business Day which is three months or a whole multiple thereof after the first day of such Interest Period and (ii) the last Business Day of such Interest Period.

                  "Interest Period": with respect to any Eurodollar Loan:


                           (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three, six or, if made available by the Administrative Agent and the Lenders, nine or twelve months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto;

                           (b) thereafter, each period commencing on the last day of the preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six or, if made available by the Administrative Agent and Lenders, nine or twelve months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

                           (c) solely for the purpose of permitting the Borrower to (i) convert Revolving 364 Day Loans into Term Loans on the Revolving 364 Day Termination Date pursuant to the exercise of the Conversion Option, (ii) repay Revolving 364 Day Loans owing to Nonconsenting Lenders on the Revolving 364 Day Termination Date in connection with the exercise of the Extension Option and (iii) fund any scheduled amortization payment pursuant to subsection 2.5(b) in respect of any Term Loans then outstanding, a period commencing on the last day of the preceding Interest Period applicable to such Eurodollar Loan and ending on a Business Day which is no less than seven (7) and no more than thirty (30) days thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; and

                           (d) solely for the purpose of permitting the Borrower and the Arrangers to complete syndication of the Commitments, a period commencing on the borrowing date, conversion date, or last day of the preceding Interest Period, as the case may be, with respect to such Eurodollar Loan and ending on a Business Day which is seven (7) days thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current borrowing date, conversion date or Interest Period with respect thereto; provided, that such Interest Period option shall terminate and cease to be available to Borrower 180 days after the Closing Date;

provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                           (i) if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                           (ii) any Interest Period for any Loan that would otherwise extend beyond the applicable Termination Date shall end on the applicable Termination Date;

                           (iii) any Interest Period pertaining to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month in which such Interest Period would otherwise be scheduled to end) shall end on the last Business Day of the appropriate calendar month; and

                           (iv) no Interest Period with respect to any portion of any Type of Term Loan shall extend beyond a date on which the Borrower is required to make a scheduled payment of principal of Term Loans of such Type unless the sum of (a) the aggregate principal amount of Term Loans of such Type that are Base Rate Loans plus (b) the aggregate principal amount of Term Loans of such Type that are Eurodollar Rate Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on Term Loans of such Type on such date.

                  "Interest Rate Agreement": any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement.

                  "Interest Rate Agreement Obligations": the obligations of the Borrower or any of its Subsidiaries to make payments to counterparties under Interest Rate Agreements in the event of the occurrence of a termination event thereunder.

                  "Investment Fund": as defined in subsection 10.6(c).


                  "Issuing Lender": BOA, in its capacity as issuer of any Letter of Credit or, at the election of BOA, such other Lender or Lenders that agrees to act as Issuing Lender at the request of the Borrower, or upon resignation by BOA as an Issuing Lender at any time upon notice to the other parties to this Agreement, such other Lender or Lenders that agree to act as Issuing Lender at the request of the Borrower and to whom the Required Lenders consent in writing. "Judgment Currency": as defined in subsection 10.16 (b).


                  "LBI": as defined in the recitals to this Agreement.


                  "LCPI": as defined in the recitals to this Agreement.


                  "L/C Fee Payment Date": the last Business Day of each March, June, September and December.


                  "L/C Obligations": at any time, an amount equal to the sum of
         (a) the Dollar Equivalent of the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the Dollar Equivalent of the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to subsection 3.5.

                  "L/C Participants": a collective reference to all the Revolving 364 Day Lenders other than the Applicable Issuing Lender.

                  "Lender" and "Lenders": the persons identified as Lenders and listed on the signature pages of this Agreement (including the Issuing Lender), together with their successors and permitted assigns pursuant to subsection 10.6; provided that the term "Lenders", when used in the context of a particular Commitment, shall mean Lenders having that Commitment.

                  "Lender Addition Agreement": as defined in subsection 2.1(a).


                  "Letters of Credit": as defined in subsection 3.1(a).


                  "LIBOR": as to any Interest Period, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period quoted on the second Eurodollar Business Day prior to the first day of such Interest Period, as such rate appears on the Dow Jones Page 3750 as of 11:00 A.M. (London time) on such date, as determined by the Administrative Agent and notified to the Lenders and the Borrower on such second prior Eurodollar Business Day. If LIBOR cannot be determined based on the Dow Jones Page 3750, LIBOR means the rate per annum, as supplied to the Administrative Agent, quoted by BOA's London Branch to prime banks in the London interbank market for deposits in Dollars at approximately 11:00 A.M. (London time) two Eurodollar Business Days prior to the first day of such Interest Period in an amount approximately equal to the principal amount of the Loans to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

                  "Loan": any loan made by any Lender pursuant to this Agreement.


                  "Loan Account": as defined in subsection 2.5(g).


                  "Loan Exposure": with respect to any Lender as of any date of determination, (i) if there are no outstanding Letters of Credit or Revolving 364 Day Loans, that Lender's Revolving 364 Day Commitment, and (ii) otherwise, the sum of (a) the aggregate outstanding principal amount of the Revolving 364 Day Loans of that Lender plus (b) in the event that Lender is an Issuing Lender, the Dollar Equivalent of the aggregate stated or face amount in respect of all Letters of Credit issued by that Lender and outstanding (in each case net of any participations purchased by other Lenders in such Letters of Credit or any unreimbursed drawings thereunder) plus (c) in the event that Lender is a Term Lender, the outstanding principal amount of the Term Loans of that Lender plus (d) the Dollar Equivalent of the aggregate amount of all participations purchased by that Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letters of Credit.

                  "Lockheed": Lockheed Martin Corporation, a Maryland corporation.


                  "Material Adverse Effect": a material adverse effect on (a) the business, assets, operations, property or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole or (b) the validity or enforceability of this or any of the other Credit Documents or the rights or remedies of the Agents or the Lenders hereunder or thereunder.

                  "Materials of Environmental Concern": any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under, or that could give rise to liability under, any applicable Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls, urea-formaldehyde insulation, gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products.

                  "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.


                  "Net Proceeds": the aggregate cash proceeds (including Cash Equivalents) received by Holdings or any of its Subsidiaries in respect of:

                            (a) any issuance by Holdings or any of its
                  Subsidiaries of Indebtedness after the Closing Date;

                            (b) any Asset Sale; and

                            (c) any cash payments received in respect of
                  promissory notes or other evidences of indebtedness delivered to Holdings or such Subsidiary in respect of an Asset Sale;

                  in each case net of (without duplication) (i), (A) in the case of an Asset Sale, the amount required to repay any Indebtedness (other than the Loans) secured by a Lien on any assets of Holdings or a Subsidiary of Holdings that are sold or otherwise disposed of in connection with such Asset Sale and (B) reasonable and appropriate amounts established by Holdings or such Subsidiary, as the case may be, as a reserve against liabilities associated with such Asset Sale and retained by Holdings or such Subsidiary, (ii) the reasonable expenses (including legal fees and brokers' and underwriters' commissions, lenders fees, credit enhancement fees, accountants' fees, investment banking fees, survey costs, title insurance premiums and other customary fees, in any case, paid to third parties or, to the extent permitted hereby, Affiliates) incurred in effecting such issuance or sale and (iii) any taxes reasonably attributable to such sale and reasonably estimated by Holdings or such Subsidiary to be actually payable.

                  "New Lender": as defined in subsection 2.1(a).

                  "New Subordinated Debt Documents": the New Subordinated Notes, the New Subordinated Notes Indenture, the Underwriting Agreement dated as of May 18, 1998 among Borrower, its domestic Subsidiaries, Lehman Brothers Inc., and BancAmerica Robertson Stephens (n/k/a Banc of America Securities LLC) and any other documents or agreements executed in connection therewith.

                  "New Subordinated Debt Indenture": the Indenture between the Borrower and the Bank of New York, as trustee, pursuant to which the New Subordinated Notes were issued.

                  "New Subordinated Notes": the Borrower's 8 1/2% Senior Subordinated Notes, due 2008 ("Initial New Subordinated Notes") issued on or about May 22, 1998 and any notes, having the same terms as the Initial New Subordinated Notes, issued in exchange for the Initial New Subordinated Notes as contemplated by the documents governing the issuance of the Initial New Subordinated Notes.

                  "New 364-Day Credit Agreement": as defined in subsection
         5.1(q).


                  "Non-Excluded Taxes": as defined in subsection 2.15(a).

                  "Non-U.S. Lender": as defined in subsection 2.15(b).

                  "Nonconsenting Lenders": as defined in subsection 2.17.

                  "Notes": The Revolving 364 Day Notes and the Term Notes (or any of them).

                  "Obligations": as defined in the Guarantees and the Pledge Agreements.

                  "Option Agreements": the Option Agreements between Holdings and each of Frank C. Lanza and Robert V. LaPenta, each dated as of April 30, 1997.

                  "Original Agents": the "Agents" under and as defined in the Original Credit Agreement.

                  "Original Closing Date": April 28, 2000.

                  "Original Credit Agreement": as defined in the preamble to this Agreement.

                  "Original Indenture": the Indenture between the Borrower and The Bank of New York, as trustee, pursuant to which the Original Subordinated Notes are issued.

                  "Original Lenders": as defined in the preamble to this Agreement.

                  "Original Purchase Agreement": the Purchase Agreement, dated as of April 25, 1997, among the Borrower and each of Lehman Brothers, Inc. and BancAmerica Securities, Inc.

                  "Original Registration Rights Agreement": the Registration Rights Agreement, dated as of April 30, 1997, among the Borrower and each of Lehman Brothers, Inc. and BancAmerica Securities, Inc.

                  "Original Subordinated Debt Documents": the Original Indenture, the Original Registration Rights Agreement, the Original Purchase Agreement and the Original Subordinated Notes.

                  "Original Subordinated Notes": the Borrower's 103/8 % Senior Subordinated Notes, due 2007 (the "Initial Subordinated Notes"), issued on April 30, 1997, and any subordinated notes of the Borrower, having the same terms as the Initial Subordinated Notes, issued in exchange for the Initial Subordinated Notes as contemplated by the Original Subordinated Debt Documents.

                  "Parent Distributions": as defined in the Parent Guarantee.


                  "Parent Guarantee": the Third Amended and Restated Parent Guarantee substantially in the form of Exhibit B-1, to be executed and delivered by Holdings, as the same may be amended, supplemented or otherwise modified.

                  "Parent Pledge Agreement": the Third Amended and Restated Parent Pledge Agreement substantially in the form of Exhibit B-3, to be executed and delivered by Holdings, as the same may be amended, supplemented or otherwise modified.

                  "Participant": as defined in subsection 10.6(b).

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any successor thereto.

                  "Performance L/C": a standby Letter of Credit issued to ensure the performance of services and/or delivery of goods by or on behalf of the Borrower.

                  "Permitted Convertible Securities": as defined in subsection 7.4(g).


                  "Permitted Liens": Liens permitted to exist under subsection 7.3.

                  "Permitted Stock Payments": (A) dividends by the Borrower to Holdings in amounts equal to the amounts required for Holdings to (i) pay franchise taxes and other fees required to maintain its legal existence and (ii) provide for other operating costs of up to $1,000,000 per fiscal year, (B) dividends by the Borrower to Holdings in amounts equal to amounts required for Holdings to pay federal, state and local income taxes to the extent such income taxes are actually due and owing, provided that the aggregate amount paid under this clause
         (B) does not exceed the amount that the Borrower would be required to pay in respect of the income of the Borrower and its Subsidiaries if the Borrower were a stand alone entity that was not owned by Holdings,
         (C) from and after May 1, 1999, dividends by the Borrower to Holdings payable solely out of Excess Cash Flow, provided that, with respect to this clause (C), (i) as of the last day of the most recently completed fiscal quarter the Debt Ratio is less than or equal to 3.5 to 1, and
         (ii) the aggregate amount of dividends paid by the Borrower to Holdings under this clause (C) since the Closing Date does not exceed $5,000,000 and (D) dividends by the Borrower to Holdings to fund interest expense or dividends in respect of the Permitted Convertible Securities issued by Holdings, provided that such dividends under this clause (D) shall not, in any fiscal year, exceed an amount equal to the interest or dividends actually accruing on the outstanding principal amount of such Permitted Convertible Securities in such fiscal year less the sum of all intercompany advances funded pursuant to subsection 7.9(l) hereof by the Borrower to Holdings in respect of such Permitted Convertible Securities in such fiscal year.

                  "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan covered by ERISA and in respect of which the Borrower or any Commonly Controlled Entity maintains, administers, contributes to or is required to contribute to, or under which the Borrower or any Commonly Controlled Entity may incur any liability.

                  "Pledge Agreements": the collective reference to the Parent Pledge Agreement, the Borrower Pledge Agreement, the Charge Over Shares, the Subsidiary Pledge Agreement, and any other security documents hereafter delivered to the Administrative Agent granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Borrower hereunder and under any of the other Credit Documents or to secure any guarantee of any such obligations and liabilities.

                  "Principals": each of Lehman Brothers Holdings, Inc., Capital Partners, Lockheed, Frank C. Lanza and Robert V. LaPenta.

                  "Properties": as defined in subsection 4.16.


                  "Register": as defined in subsection 10.6(d).


                  "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  "Reimbursement Amount": as defined in subsection 3.5(a).


                  "Reimbursement Obligation": the obligation of the Borrower to reimburse the Issuing Lender pursuant to subsection 3.5 for amounts drawn under Letters of Credit.

                  "Related Party": with respect to the Principals, (a) any controlling stockholder, 51% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (b) a trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 51% or more controlling interest of which consist of the Principals and/or such other Persons referred to in the immediately preceding clause (a).

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
         Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty-day notice period is waived under the regulations of the PBGC.

                  "Required Class Lenders": at any time, (a) for the Lenders having Loan Exposure, Lenders having or holding more than 50% of the aggregate Loan Exposure of all Lenders, (b) for the Facility A Lenders having Facility A Loan Exposure, Facility A Lenders having or holding more than 50% of the aggregate Facility A Loan Exposure of all Facility A Lenders and (c) if Facility C exists, for the Facility C Lenders having Facility C Loan Exposure, Facility C Lenders having or holding more than 50% of the aggregate Facility C Loan Exposure of all Facility C Lenders.

                  "Required Lenders": at any time, Lenders the Loan Exposure for all Types of Loans of which aggregate more than 50%.

                  "Requirement of Law": as to any Person, the Constitutional Documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Requisite Class Lenders": at any time, (a) for the Class of Lenders having Loan Exposure, Lenders having or holding 66 2/3% of the aggregate Loan Exposure of all Lenders, (b) for the Class of Facility A Lenders having Facility A Loan Exposure,

         Facility A Lenders having or holding 66 2/3% of the aggregate Facility A Loan Exposure of all Facility A Lenders and (c) if Facility C exists, for the Class of Facility C Lenders having Facility C Loan Exposure, Facility C Lenders having or holding 66 2/3% of the aggregate Facility C Loan Exposure of all Facility C Lenders.

                  "Responsible Officer": the chief executive officer, the president or vice president of the Borrower or, with respect to financial matters, the chief financial officer, vice president-finance, treasurer or controller of the Borrower.

                  "Restricted Government Contracts": as defined in the Pledge Agreements.

                  "Revolving 364 Day Commitment": the commitment of a Lender, as set forth on Schedule I hereto as amended from time to time pursuant to this Agreement, to make Revolving 364 Day Loans to the Borrower pursuant to Subsection 2.1(a)(i) and to issue and/or purchase participations in Letters of Credit pursuant to Section 3; and "Revolving 364 Day Commitments" means such commitments of all Lenders in an aggregate amount not to exceed $200,000,000 at any time.

                  "Revolving 364 Day Commitment Period": the period from and including the Closing Date to but not including the Revolving 364 Day Termination Date or such earlier date on which the Revolving 364 Day Commitments shall terminate as provided herein.

                  "Revolving 364 Day Lender": any Lender or Lenders having a Revolving 364 Day Commitment or a Revolving 364 Day Loan outstanding.

                  "Revolving 364 Day Loans": the Loans made by Revolving 364 Day Lenders to the Borrower pursuant to Subsection 2.1(a)(i).

                  "Revolving 364 Day Notes": (i) the promissory notes of the Borrower, if any, issued pursuant to subsection 2.5(i) of the Original Credit Agreement prior to the Closing Date and/or pursuant to subsection 2.5(f) of this Agreement on or after the Closing Date, in each case, to evidence the Revolving 364 Day Loans of any Lender and
         (ii) any promissory notes issued by the Borrower pursuant to subsection 10.6(d) in connection with assignments of the Revolving 364 Day Commitments and Revolving 364 Day Loans of any Lenders, in each case substantially in the form of Exhibit A-1 annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

                  "Revolving 364 Day Termination Date": May 15, 2002, as the same may be extended in accordance with subsection 2.5(a) hereof.

                  "SPD Technologies": SPD Technologies Inc., a Delaware corporation.

                  "SPD Technologies Acquisition Agreement": the Agreement and Plan of Merger, dated as of July 2, 1998, among L-3 Communications Corporation, SPD Merger Co., SPD Technologies, Inc. and Midmark Capital L.P.

                  "SEC": the Securities and Exchange Commission.

                  "Securities Act": Securities Act of 1933, as amended.

                  "Senior Manging Agents": collectively, Fleet National Bank, The Bank of New York, Credit Lyonnais, First Union Commercial Corporation and Barclays Bank plc.

                  "Similar Business": a business, at least a majority of whose revenues in the most recently ended calendar year were derived from (i) the sale of defense products, electronics, communications systems, aerospace products, avionics products and/or communications products,
         (ii) any services related thereto, (iii) any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto or any business of the Borrower and/or its Subsidiaries existing as of the Closing Date, and (iv) any combination of any of the foregoing.

                  "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.


                  "Stockholders Agreement": the Stockholders Agreement, dated as of April 30, 1997, by and among the Borrower, Holdings, the Principals and any other party that may from time to time become a party thereto as provided therein, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Subordinated Debt": indebtedness outstanding under or in respect of the Original Subordinated Notes, the New Subordinated Notes, the December 1998 Subordinated Notes and/or Additional Subordinated Indebtedness.

                  "Subordinated Debt Documents": the Original Subordinated Debt Documents, the December 1998 Subordinated Debt Documents, the New Subordinated Debt Documents and any similar indentures, registration rights agreements, purchase agreements, notes and/or similar agreements and instruments executed by Borrower and/or any of its Subsidiaries in respect of any Additional Subordinated Indebtedness.

                  "Subscription Agreements": the Common Stock Subscription Agreements between Holdings and each of Frank C. Lanza, Robert V. LaPenta, Capital Partners and Lockheed, each dated as of April 30, 1997.

                  "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, directly or indirectly, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "Subsidiary Guarantee": the Third Amended and Restated Subsidiary Guarantee substantially in the form of Exhibit B-2, to be executed and delivered by the Borrower's Subsidiaries (other than any Immaterial Subsidiary or Foreign Subsidiary of the Borrower), as the same may be amended, supplemented or otherwise modified.

                  "Subsidiary Pledge Agreement": the Third Amended and Restated Subsidiary Pledge Agreement substantially in the form of Exhibit B-5, to be executed and delivered by the Borrower's Subsidiaries (other than any Immaterial Subsidiary or Foreign Subsidiary of the Borrower), as the same may be amended, supplemented or otherwise modified.

                  "Swing Line Lender": as defined in the Facility A Credit Agreement.

                  "TCAS Acquired Company": Honeywell Inc.'s Traffic Alert and Collision Avoidance System product line.

                  "TCAS Acquisition Documents": the Asset Purchase Agreement among Honeywell Inc. (as seller), Borrower (as buyer), and Honeywell International Inc. (as guarantor), dated as of February 10, 2000, and all material agreements, instruments and other documents executed or delivered pursuant thereto or in connection with all exhibits, schedules and attachments thereto.

                  "TCAS Subsidiary": a Subsidiary of Borrower organized as a Delaware limited liability company which will hold and operate the assets and business of the TCAS Acquired Company.

                  "Term Loan Commitment or Term Loan Commitments": the commitments of a Lender to convert all outstanding Revolving 364 Day Loans as of the Revolving 364 Day Termination Date into Term Loans pursuant to subsection 2.5(b); and Term Loan Commitments means such commitments of all Lenders in the aggregate, which shall not exceed an amount equal to the lesser of (x) the aggregate amount of Revolving 364 Day Loans outstanding as of the Revolving 364 Day Termination Date and
         (y) the aggregate amount of the Revolving 364 Day Commitments existing on the Revolving 364 Day Termination Date.

                  "Term Lender": any Lender having a Term Loan Commitment or a Term Loan outstanding.

                  "Term Loans": the Loans made or deemed made by the Term Lenders to the Borrower pursuant to subsection 2.1(a)(ii).

                  "Term Notes": (i) the promissory notes of the Borrower, if any, which may be hereafter issued pursuant to subsection 2.5(b) on or about the Revolving 364 Day Termination Date to evidence all Revolving 364 Day Loans which were converted into Term Loans of any Lender and
         (ii) any promissory notes issued by the Borrower pursuant to subsection 10.6(d) in connection with assignments of the Term Loan Commitments and Term Loans of any Lender, in each case substantially in the form of Exhibit A-2 annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

                  "Termination Date": (i) with respect to the Term Loans, if any, the earlier to occur of (a) May 15, 2006 or (b) the second anniversary of the effective date of the exercise of the Conversion Option with respect to such Term Loans and (ii) with respect to the Revolving 364 Day Commitments, the Revolving 364 Day Termination Date.

                  "Tranche": the collective reference to Eurodollar Loans with then-current Interest Periods which all begin on the same date and end on the same date (whether or not such Loans shall originally have been made on the same day); Tranches may be identified as "Eurodollar Tranches".

                  "Transaction": the transactions contemplated by the Transaction Documents.

                  "Transaction Agreement": that certain Transaction Agreement, dated as of March 28, 1997 by and among Lockheed, Holdings, Capital Partners and its Affiliates, Frank C. Lanza and Robert V. LaPenta.

                  "Transaction Documents": (i) the Transaction Agreement, the Schedules thereto and the documents set forth on Schedule III hereto,
         (ii) the Equity Documents and (iii) the Subordinated Debt Documents.

                  "Transferee": as defined in subsection 10.6(f).

                  "Type": a Revolving 364 Day Loan or a Term Loan, as applicable.

                  "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

                  "U.S. Taxes": any tax, assessment, or other charge or levy and any liabilities with respect thereto, including any penalties, additions to tax, fines or interest thereon, imposed by or on behalf of the United States or any taxing authority thereof.

                  "Voting Stock": of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

                  "Wholly Owned Subsidiary": a Subsidiary of Borrower, the Capital Stock of which is 100% owned and controlled, directly or indirectly, by Borrower.

                  1.2 Other Definitional Provisions.

                      (a) Unless otherwise specified therein, all terms defined
                  in this Agreement shall have the defined meanings when used in any Credit Document or any certificate or other document made or delivered pursuant hereto.

                      (b) As used herein and in any Credit Document, and any
                  certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                      (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                      (d) The meanings given to terms defined herein shall be
                  equally applicable to both the singular and plural forms of such terms.

                  1.3 Interrelationship with Original Credit Agreement.


                      (a) As stated in the preamble hereof, this Credit
                  Agreement is intended to amend and restate the provisions of the Original Credit Agreement and, notwithstanding any substitution of Notes as of the Closing Date, except as expressly modified herein, (x) all of the terms and provisions of the Original Credit Agreement shall continue to apply for the period prior to the Closing Date, including any determinations of payment dates, interest rates, Events of Default or any amount that may be payable to the Original Agents or the Original Lenders (or their assignees or replacements hereunder), and (y) the obligations under the Original Credit Agreement shall continue to be paid or prepaid on or prior to the Closing Date, and shall from and after the Closing Date continue to be owing and be subject to the terms of this Credit Agreement. All references in the Notes and the other Credit Documents to (i) the Original Credit Agreement or the "Credit Agreement" shall be deemed to include references to this Credit Agreement and (ii) the "Lenders" or a "Lender" or to the "Agents" or any "Agent" shall mean such terms as defined in this Credit Agreement. As to all periods occurring on or after the Closing Date, all of the covenants set forth in the Original Credit Agreement shall be of no further force and effect, it being understood that all obligations of the Borrower under the Original Credit Agreement shall be governed by this Credit Agreement from and after the Closing Date.

                      (b) The Borrower, the Agents and the Lenders acknowledge
                  and agree that all outstanding Loans (including all outstanding L/C Obligations) under the Original Credit Agreement are hereby converted into Loans (and, as applicable, L/C Obligations) outstanding hereunder effective as of the Closing Date. The Borrower, the Agents and the Lenders acknowledge and agree that all interest, fees, costs and reimbursable expenses accruing or arising under the Original Credit Agreement which remain unpaid and outstanding as of the Closing Date shall be and remain outstanding and payable as an obligation under this Agreement and the other Credit Documents.

                  1.4 Confirmation of Existing Obligations. The Borrower hereby agrees and admits that, as of the date hereof, it has no defenses to, or offsets or counterclaim against, any of its obligations to the Agents or any Lender under the Credit Documents of any kind whatsoever

                  1.5 Accounting for Interests in TCAS Subsidiary. Notwithstanding anything to the contrary contained in this Agreement or any other Credit Document, for purposes of computing the amount of any financial terms and/or computing compliance with any of the financial tests and/or covenants set forth in this Agreement or any other Credit Document in respect of the TCAS Subsidiary at any time it is not a Wholly Owned Subsidiary, Borrower shall (i) only be permitted to include that portion of any assets and/or liabilities attributable to the TCAS Subsidiary which corresponds directly with the percentage of Capital Stock of the TCAS Subsidiary owned, directly or indirectly, by Borrower and (ii) eliminate depreciation and amortization expenses of the TCAS Subsidiary included in the consolidated financial statements of the Borrower that are applicable to the minority interests owned by Persons other than Borrower or its Subsidiaries in the TCAS Subsidiary in determining Borrower's Consolidated EBITDA.

              SECTION 2. AMOUNT AND TERMS OF COMMITMENTS AND LOANS

                  2.1 Commitments.

                      (a) Subject to the terms and conditions hereof, each
                  Lender severally agrees to make the loans described in this subsection 2.1(a) as applicable to the Borrower.

                  (i) Revolving 364 Day Loans. Each Revolving 364 Day Lender severally agrees to make revolving credit loans to the Borrower, from time to time during the Revolving 364 Day Commitment Period, in an aggregate principal amount at any one time outstanding which, when added to such Lender's Commitment Percentage with respect to Revolving 364 Day Loans of the then outstanding L/C Obligations, does not exceed the amount of such Lender's Revolving 364 Day Commitment. During the Revolving 364 Day Commitment Period, the Borrower may use the Revolving 364 Day Commitments by borrowing, prepaying the Revolving 364 Day Loans, in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. At any time not less than thirty (30) days prior to the "Termination Date" (as defined in the Facility A Credit Agreement), and subject to the terms of the Fee Letter, the Borrower may increase the aggregate Commitments by (I) entering into a binding written agreement, substantially in the form of Exhibit G hereto, with any Lender to increase the Commitment of such Lender (an "Increased Commitment Agreement") which Increase Commitment Agreement shall be presented to the Agents for acknowledgment and acceptance (which shall not be withheld unless the effect thereof would be to exceed the maximum permitted amount herein for all Commitments, Facility A Commitments and Facility C Commitments (if Facility C exists) in the aggregate) and/or (II) subject to the First Offer Requirement (as defined below) enter into a binding written agreement substantially in the form of Exhibit H hereto (a "Lender Addition Agreement") with any bank, financial institution, or Investment Fund to become a Lender under this Agreement by making a Commitment and causing such Person to take all other actions required to become a new Lender hereunder (a "New Lender"); provided that the sum of (i) the aggregate Commitments of all Lenders (including New Lenders), (ii) the aggregate Facility A Commitments of all Facility A Lenders and (iii) the aggregate Facility C Commitments (if Facility C exists) of all Facility C Lenders (if Facility C exists) may not exceed $750,000,000 at any time (such new or increased commitments, the "Incremental Facility"); and provided further that, no consent of any Lender shall be required for such Incremental Facility except for the consents described under clauses (I) and (II) above. In order to become a New Lender, a party must execute a Lender Addition Agreement and deliver the same to the Administrative Agent, the Syndication
         Agent and the Borrower for counter-execution. On the Eurodollar Loans Maturity Date (or, subject to compliance with subsection 2.16, on any Business Day) occurring on or immediately following the date that (i) the Agents have acknowledged their acceptance of any Increased Commitment Agreement delivered pursuant to clause (I) above or (ii) any Lender Addition Agreement has been executed by all necessary parties and delivered to the Agents, the increase in any such Lender's Commitment contemplated thereby shall become effective and/or the New Lender shall become a party to this Agreement, as applicable. Promptly thereafter, the Administrative Agent shall amend Schedule I hereto to accurately reflect the Commitments of the Lenders then in existence, whereupon such amended Schedule I shall be substituted for the pre-existing Schedule I, be deemed a part of this Agreement without any further action or consent of any party and be promptly distributed to each Lender and the Borrower by the Administrative Agent. The Incremental Facility shall have such economic terms (i.e., pricing, amount, tenor, amortization) as shall be agreed at the time with the lenders participating therein, ---- and shall, otherwise, be on the same terms as this Agreement; provided that without the written consent of Required Class Lenders for each Class, (i) the applicable interest rate margin under the Incremental Facility shall not exceed the Applicable Margin under this Agreement or the "Applicable Margin" under and as defined in the Facility A Credit Agreement by more than fifty basis points and (ii) the maturity date of the Incremental Facility shall be equal to or occurring after the scheduled
         Termination Date under this Agreement or the "Termination Date" under and as defined in the Facility A Credit Agreement; provided further that if the Borrower chooses to implement the Incremental Facility pursuant to clause (I) or (II) above, the Incremental Facility shall have the same economic terms (i.e. pricing, tenor, amortization) as this Agreement. In the alternative, without the consent of any Lender, Borrower may cause the Incremental Facility to be implemented and separately documented as Facility C, which shall have BOA as the administrative agent and provide for a ratable sharing of all Collateral and Guarantee Obligations under the Guarantees among and between the Lenders, the Facility A Lenders and the Facility C
         Lenders. In any case, the Administrative Agent shall have the right to execute, on behalf of the Lenders, any amendments and/or other documents necessary to implement the Incremental Facility; provided that such amendments and/or other documents do not affect any of the rights or obligations of any Lender for which the written consent of such Lender is necessary under subsection 10.1 unless the written consent of such Lender is received by the Administrative Agent. When the Incremental Facility is not implemented and separately documented as Facility C, the Borrower shall send the Administrative Agent (for distribution to each Lender) a written offer to participate in the Incremental Facility pursuant to clause (I) above, and each such Lender shall have the right, but no obligation, to commit to a ratable portion of the Incremental Facility, provided that no later than fourteen (14) days after receipt of such written request, each such Lender shall advise the Administrative Agent and the Borrower whether it intends to participate in the Incremental Facility and the amount of its proposed commitment (the "First Offer Requirement"). Only after satisfying the First Offer Requirement and allocating requested commitments to Lenders requesting participation in such Incremental Facility shall Borrower be permitted to offer participation in any remaining commitments for the Incremental Facility to any proposed New Lender pursuant to clause (II) above.

                  (ii) Term Loans. In the event the conditions in subsection 2.5(b) to the exercise of the Conversion Option are satisfied, each Extending Lender severally agrees to convert, effective upon the Revolving 364 Day Termination Date, a principal amount of Revolving 364 Day Loans of such Lender into a Term Loan of such Lender to the Borrower in an aggregate principal amount which does not exceed the lesser of (a) the principal amount of Revolving 364 Day Loans of such Lender outstanding on the Revolving 364 Day Termination Date and (b) the principal amount of such Lender's 364 Day Commitment outstanding on the Revolving 364 Day Termination Date. Amounts borrowed under this subsection 2.1(a)(ii) and subsequently repaid may not be reborrowed.

                      (b) The Loans may from time to time be (i) Eurodollar
                  Loans, (ii) Base Rate Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 2.2 and 2.7, provided that, except as contemplated in clause (c) of the definition of Interest Period, no Revolving 364 Day Loan shall be made as a Eurodollar Loan after the day that is one month prior to the applicable Termination Date.

                  2.2 Procedure for Borrowing. The Borrower may borrow under the Revolving 364 Day Commitments during the Revolving 364 Day Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to (a) 11:00 A.M., New York City time, three Business Days prior to the requested Borrowing Date, if all or any part of the requested Loans are to be initially Eurodollar Loans, (b) 11:00 A.M., New York City time, on the requested Borrowing Date in the case of a Base Rate Loan), specifying (i) the amount to be borrowed of each Type of Loan, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, Base Rate Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective lengths of the initial Interest Periods therefor. Each borrowing under the Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $2,000,000 or a whole multiple of $100,000 in excess thereof (or, if the then Available Commitments are less than $2,000,000, such lesser amount), and (y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $100,000 in excess thereof; provided that the Borrower may nevertheless borrow amounts below such minimum amounts in clauses (x) or (y) above solely for the purpose of (i) converting Revolving 364 Day Loans into Term Loans on the Revolving 364 Day Termination Date, (ii) repaying Revolving 364 Day Loans owing to any Nonconsenting Lenders on the Revolving 364 Day Termination Date and (iii) funding any scheduled amortization payment pursuant to subsection 2.5(b) in respect of any Term Loans then outstanding. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection 10.2 prior to 11:00 A.M., New York City time (in the case of Eurodollar Loans) or 2:30 P.M., New York City time (in the case of Base Rate Loans), on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent in accordance with the Borrower's payment instructions with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent. All notices given by the Borrower under this subsection 2.2 may be made by telephonic notice promptly confirmed in writing.

                  2.3 Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Revolving 364 Day Lender a commitment fee for the period from and including the first day of the Revolving 364 Day Commitment Period to and including the Revolving 364 Day Termination Date, computed at the Commitment Fee Rate on the daily amount of the Available Commitment of such Revolving 364 Day Lender during the period for which payment is made, payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Termination Date, commencing on the first of such dates to occur after the date hereof.

                  2.4 Termination or Reduction of Revolving 364 Day Commitments. The Borrower shall have the right, upon not less than three Business Days' written notice to the Administrative Agent, to terminate the Revolving 364 Day Commitments or, from time to time, to reduce the amount of the Revolving 364 Day Commitments ratably among the Revolving 364 Day Lenders; provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving 364 Day Loans made on the effective date thereof, the aggregate principal amount of the Revolving 364 Day Loans then outstanding, when added to the then outstanding L/C Obligations, would exceed the Revolving 364 Day Commitments then in effect. Any such reduction shall be in an amount equal to $2,000,000 or a whole multiple of $500,000 in excess thereof and shall reduce permanently the Revolving 364 Day Commitments then in effect.

                  2.5 Extension of Revolving 364 Day Termination Date; Conversion Option; Repayment of Loans; Evidence of Debt.


                  (a) Extension of Revolving 364 Day Termination Date. The Borrower may elect to forward to the Administrative Agent (for distribution to each Lender) no earlier than sixty (60) but no later than fifty-five (55) days prior to any scheduled Revolving 364 Day Termination Date a written request asking each Revolving 364 Day Lender to consent to the extension of the Revolving 364 Day Termination Date for an additional period not to exceed 364 days. Borrower may renew such extension requests annually. Not later than thirty (30) days after receipt of such written request, each Lender shall advise the Administrative Agent and the Borrower in writing whether such Lender consents to the proposed extension if all the conditions, including those set forth in subsection 5.2 of this

         Agreement, thereto have been satisfied. If all of the Revolving 364 Day Lenders have consented in writing to such extension and all conditions set forth in subsection 5.2 shall have been satisfied, then effective on the initially scheduled Revolving 364 Day Termination Date, the Revolving 364 Day Termination Date shall be deemed automatically extended by the additional period to which the Revolving 364 Day Lenders have consented, which shall not exceed 364 days (herein, the "Extension Option"). If less than all of the Revolving 364 Day Lenders consent to the exercise of the proposed Extension Option (the "Extending Lenders"), the Borrower may replace all, some or none of such Nonconsenting Lenders on or before the initially scheduled Revolving 364 Day Termination Date pursuant to subsection
         2.17 and repay all outstanding Revolving 364 Day Loans owing to each Nonconsenting Lender that is not being replaced, if any, on the initially scheduled Revolving 364 Day Termination Date (without giving effect to the Extension Option); provided that if the Extending Lenders do not hold more than 50% of the outstanding Revolving 364 Day Commitments, the Borrower will not be entitled to exercise the Extension Option with respect to any Extending Lenders nor shall any Lender failing to consent to the Extension Option be deemed a Nonconsenting Lender and be subject to replacement under subsection
         2.17 as a result thereof. Subject to the foregoing proviso, if the Borrower desires to exercise the Extension Option with the Extending Lenders, Borrower shall provide the Administrative Agent (for distribution to each Lender) with not less than five (5) days prior written notice thereof in addition to satisfying all conditions precedent set forth above (other than the requirement that all Revolving 364 Day Lenders have timely consented to the Extension Option). On the date the Extension Option becomes effective, Schedule I hereto shall be deemed amended to accurately reflect the Revolving 364 Day Commitments of the Revolving 364 Day Lenders then in existence and the Administrative Agent shall promptly deliver a copy of such amended Schedule I to each Lender and the Borrower.

                  (b) Conversion Option. Subject to the terms of this subsection 2.5(b), whether or not the Extension Option is utilized, the Borrower shall be entitled as of the Revolving 364 Day Termination Date to convert the principal amount of any or all Revolving 364 Day Loans (but not any obligations in respect of any Letters of Credit) outstanding as of the Revolving 364 Day Termination Date into Term Loans so long as each of the following conditions are met as of the effective date of such conversion to the satisfaction of the Administrative Agent (the "Conversion Option"): (i) each of the conditions precedent set forth in subsection 5.2 of this Agreement shall be satisfied, (ii) not later than five (5) Business Days before the Revolving 364 Day Termination Date, all Letters of Credit shall have terminated and/or been released and canceled to the satisfaction of the Issuing Lender and the Administrative Agent and all outstanding L/C Obligations in respect of any Letters of Credit shall have been paid in full in cash or cash collateralized on terms deemed satisfactory by the Administrative Agent and the Issuing Lender and (iii) not later than five (5) days before the Revolving 364 Day Termination Date, the Borrower shall have provided the Administrative Agent

         (for distribution to each Lender) (x) written notice of the Borrower's desire to exercise the Conversion Option, (y) a certificate of a Responsible Officer of the Borrower specifying the aggregate amount of Revolving 364 Day Loans to be paid in full and the amount of such Loans which will be converted to Term Loans, in each case, on the Revolving 364 Day Termination Date and certifying that all conditions precedent to exercise of the Conversion Option are satisfied and will remain satisfied on the Revolving 364 Day Termination Date and (z) Term Notes in the form of Exhibit A-2 hereto for each Lender that requests a Term Note pursuant to subsection 2.5(g)(ii) in the amount of each such Lender's respective Revolving 364 Day Loans which are to be converted into Term Loans of such Lender. If the Conversion Option is exercised, the Term Loans shall be repaid by the Borrower on the Termination Date applicable to such Term Loans.

                  (c) Replacement of Nonconsenting Lenders. If any Revolving 364 Day Lender declines to consent or fails to timely indicate its consent to the exercise by Borrower of the Extension Option and the Extending Lenders hold more than 50% of the Revolving 364 Day Commitments, such Lender shall be deemed a Nonconsenting Lender and be subject to replacement in accordance with the terms of subsection 2.17 hereof.

                  (d) Payments on Revolving 364 Day Loans. Subject to the exercise of the Conversion Option in accordance with the terms of subsection 2.5(b), the Borrower hereby unconditionally promises to pay to the Administrative Agent on the Revolving 364 Day Termination Date (or such earlier date on which the Loans become due and payable pursuant to Section 8) for the account of each Revolving 364 Day Lender the then unpaid principal amount of each Revolving 364 Day Loan of such Lender.

                  (e) Interest. The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date such Loans are made until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 2.9.

                  (f) Recording. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (g) Loan Accounts and Register; Notes.

         (i) The Loans made by, and the Commitments of, each Lender shall be evidenced by one or more loan accounts ("Loan Accounts") maintained by such Lender and by the Register maintained by the Administrative Agent in the ordinary course of business. The Register maintained by the Administrative Agent shall, in the event of a discrepancy between the entries in the Administrative Agent's books and any Lender's books relating to such matters, be controlling and, absent manifest error, shall be conclusive as to the amount of the Loans made by the Lender to the Borrower, the interest and payments thereon and any other amounts owing in respect of this Agreement. The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for purposes of this subsection 2.5(g) and subsection 10.6, to maintain the Register on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this subsection 2.5(g) and subsection 10.6 (other than any losses, claims, damages and liabilities to the extent incurred by reason of the gross negligence or willful misconduct of the Administrative Agent).

         (ii) If requested by any Lender, the Borrower shall execute and deliver to such Lender (and deliver a copy thereof to the Administrative Agent) one or more promissory notes evidencing the Loans owing to such Lender pursuant to this Agreement in accordance with subsection 2.5(i).

              (h) Prima Facie Evidence. The entries made in the Register and the Loan Accounts of each Lender maintained pursuant to subsection 2.5(g) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such Loan Account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement. For the avoidance of doubt, the existence or non-existence of any Note representing any Obligations owing to any Lender hereunder shall not affect the existence, amount, validity or enforceability of such Obligations, which in all events shall be absolute and unconditional.

              (i) Notes. The Borrower agrees that the Borrower will execute and deliver to each Lender that requests any such Note pursuant to subsection 2.5(g)(ii), a promissory note of the Borrower evidencing the Revolving 364 Day Loans of such Lender, substantially in the form of Exhibit A-1 with appropriate insertions as to date and principal amount (a "Revolving 364 Day Note").

         2.6 Optional Prepayments; Mandatory Prepayments and Reduction of Commitments.

              (a) Subject to subsections 2.12 and 2.16, the Borrower may at any time and from time to time prepay any Loans, in whole or in part, without premium or penalty, upon irrevocable notice to the Administrative Agent prior to 11:00 A.M., New York City time, three Business Days prior to the date of prepayment in the case of Eurodollar Loans or on any Business Day in the case of Base Rate Loans, specifying the date and amount of prepayment, the Type of Loan to be prepaid (which Loans shall be prepaid on a pro rata basis among the applicable Lenders) and whether the prepayment is of Eurodollar
         Loans, Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice, the Administrative Agent shall promptly notify each applicable Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 2.16. Partial prepayments shall be in an aggregate principal amount of $2,000,000 or a whole multiple of $100,000 in excess thereof. In the event of any voluntary prepayment of the Term Loans, such voluntary prepayment shall be deemed applied to the next scheduled amortization payment(s) as described in subsection 2.5(b) (rather than be applied in inverse order of maturity).

              (b) (i) If, subsequent to the Original Closing Date, Holdings or any of its Subsidiaries shall incur or permit the incurrence of any Indebtedness (other than Indebtedness permitted pursuant to subsection 7.2, 100% of the Net Proceeds thereof shall be promptly ratably applied toward the prepayment of the Loans, the Facility A Loans and the Facility C Loans (if Facility C exists) and, unless the Required Class Lenders shall have waived such requirement in writing, on or before the 60th day following the date of receipt of such Net Proceeds (the "Debt Prepayment Waiting Period"), the Commitments, the Facility A Commitments and the Facility C Commitments (if Facility C exists) shall be permanently reduced as set forth in clause (iii) of this subsection 2.6(b) by the amount so prepaid on the last day of the Debt Prepayment Waiting Period. During the term of any Debt Prepayment Waiting Period, a portion of the Commitments, the Facility A Commitments and the Facility C Commitments (if Facility C exists) equal to the amount of prepayments received in respect of the Loans, the Facility A Loans and the Facility C Loans (if Facility C exists), as applicable, from the issuance and/or incurrence of such Indebtedness shall be unavailable to Borrower and deemed excluded from each Lender's, Facility A Lender's and Facility C Lender's (if Facility C exists) "Available Commitment" (as such term is defined herein and in each of the Facility A Credit Agreement and Facility C Credit Agreement, if Facility C exists) unless Borrower shall have received a written waiver of such mandatory commitment reduction from the Required Class Lenders. Nothing in this paragraph (b) shall be deemed to permit any Indebtedness not permitted by subsection 7.2.

         (ii) If, subsequent to the Closing Date, Holdings or any of its Subsidiaries shall receive Net Proceeds from any Asset Sale (other than in respect of a sale of all of the Capital Stock of the TCAS Subsidiary owned, directly or indirectly, by Borrower (a "Final TCAS Sale")), such Net Proceeds, subject to the Applicable Holdback (defined below) shall be promptly and ratably applied toward the prepayment of the Loans, the Facility A Loans and the Facility C Loans (if Facility C exists) and permanent reduction of the Commitments, the Facility A Commitments and the Facility C Commitments (if Facility C exists) as set forth in clause (iii) of this subsection 2.6(b); provided that Net Proceeds from any Asset Sales (other than in respect of a Final TCAS Sale) shall not be required to be so applied to the extent that such Net Proceeds are used by the Borrower or such Subsidiary to acquire assets to be employed in the business of the Borrower or its Subsidiaries within 365 days of receipt thereof, but if such Net Proceeds, subject to the Applicable Holdback (as defined below), are not so used, 100% of the amount of such Net Proceeds not so used shall be applied toward the prepayment of the Loans and the permanent reduction of the Commitments as set forth in clause (iii) of this subsection 2.6(b) on the earlier of (x) the 366th day after receipt of such Net Proceeds and (y) the date on which the Borrower has determined that such Net Proceeds shall not be so used. If Holdings, Borrower or any of its Subsidiaries shall receive Net Proceeds from a Final TCAS Sale, such Net Proceeds shall be applied on or prior to the third Business Day after receipt thereof toward prepayment of the Loans, the Facility A Loans and the Facility C Loans (if Facility C exists) and, unless the Required Class Lenders shall have waived such requirement in writing, on or before the 60th day following the date of such Final TCAS Sale, the ("TCAS Waiting Period"), the Commitments, the Facility A Commitments and the Facility C Commitments (if Facility C exists) shall be permanently reduced as set forth in clause (iii) of this subsection 2.6(b) by the amount so prepaid on the last day of the TCAS Waiting Period. During the term of any TCAS Waiting Period, a portion of the Commitments, the Facility A Commitments and the Facility C Commitments (if Facility C exists) equal to the amount of prepayments received in respect of the Loans, the Facility A Loans and the Facility C Loans (if Facility C exists) from such Final TCAS Sale shall be unavailable to Borrower and deemed excluded from each Lender's, Facility A Lender's and Facility C Lender's (if Facility C exists) "Available Commitment" (as such term is defined herein and in each of the Facility A Credit Agreement and Facility C Credit Agreement, if Facility C exists) unless Borrower shall have received a written waiver of such mandatory commitment reduction from the Required Class Lenders. As used herein, "Applicable Holdback" shall mean an amount of Net Proceeds not in excess of $20,000,000 derived from any Asset Sales (other than a Final TCAS
    Sale) occurring since the Original Closing Date that has not been applied toward the prepayment of Loans and the permanent reduction of the Commitments as set forth in clause (iii) of subsection 2.6(b) which Borrower and/or its applicable Subsidiary may retain and not apply as a mandatory prepayment without the requirement of utilizing the same to acquire assets to be employed in the business of the Borrower or such applicable Subsidiary; provided, that if any Event of Default shall have occurred and be continuing, the Applicable Holdback amount shall be automatically reduced to zero unless and until such Event of Default is acknowledged in writing by the Required Lenders (or all the Lenders in cases where the unanimous consent of the Lenders is required) as cured or waived.

         (iii) Except during any period in which an Event of Default has occurred and is continuing, any mandatory prepayments required by subsection 2.6(b)(i) and (ii) shall be applied ratably to the outstanding principal amount of Loans, Facility A Loans and Facility C Loans (if Facility C exists), with a corresponding ratable permanent reduction of the Commitments, Facility A Commitments and the Facility C Commitments (if Facility C exists) as and when required by subsection 2.6(b)(i) and (ii). Commitment, Facility A Commitment and Facility C Commitment (if Facility C exists) reductions made pursuant to subsections 2.6(b)(i) and (ii) (and the corresponding subsections of the Facility A Credit Agreement and the Facility C Credit Agreement, if Facility C exists) shall be applied to each Lender's respective Commitment, each Facility
    A Lender's Facility A Commitment and/or each Facility C Lender's Facility C Commitment (if Facility C exists), as applicable, on a pro rata basis and shall reduce permanently such Commitments, Facility A Commitments and Facility C Commitments (if Facility C exists). At any time that an Event of Default has occurred and is continuing, all mandatory prepayments shall be applied in accordance with the terms of subsection 2.12 hereof (and the corresponding subsection of the Facility A Credit Agreement and the Facility C Credit Agreement, if Facility C exists). Mandatory prepayments shall not be subject to any minimum amount requirement.

         (iv) If after giving effect to (i) any reduction of the Revolving 364 Day Commitments under subsection 2.4, 2.5 or 2.6 or (ii) any recalculation of the Exchange Rate pursuant to subsection 3.9, the aggregate outstanding principal amount of Revolving 364 Day Loans plus the aggregate outstanding amount of L/C Obligations shall exceed the aggregate amount of the Revolving 364 Day Commitments, such reduction or recalculation shall be accompanied by prepayment in the amount of such excess to be applied to the Revolving 364 Day Loans; provided that if the aggregate principal amount of Revolving 364 Day Loans then outstanding is less than the amount of such excess (because Letters of Credit constitute a portion of such excess), the Borrower shall immediately, without notice or demand, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount (but in no event greater than such balance) in a cash collateral account opened by the Administrative Agent for the benefit of the Revolving 364 Day Lenders (such deposit to be in Dollars with respect to Domestic L/Cs and the applicable Alternative Currency with respect to Foreign L/Cs). The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Lender and the L/C Participants in such Letters of Credit, a security interest in such cash collateral to secure all obligations of the Borrower under this Agreement and the other Credit Documents. Any amounts deposited in such accounts shall be released to the Borrower on any Calculation Date on which the aggregate outstanding principal amount of Revolving 364 Day Loans plus the aggregate outstanding amount of L/C Obligations equals or is less than the aggregate amount of the Revolving 364 Day Commitments, provided that no Default or Event of Default has occurred and is continuing.

         2.7 Conversion and Continuation Options.

              (a) The Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans, by giving the Administrative Agent prior irrevocable notice of such election at or before 11:00 A.M. New York City time, on the Business Day immediately preceding the date of the proposed conversion and of the amount and Type of Loan to be converted, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent prior irrevocable notice of such election at or before 11:00 A.M., New York City time, on the third Business Day immediately preceding the date of the proposed conversion and of the amount and Type of Loan to be converted. Any such notice of conversion to

         Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each applicable Lender thereof. All or any part of outstanding Eurodollar Loans and Base Rate Loans may be converted as provided herein, provided that (i) no Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is then continuing and (ii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Termination Date with respect to such Loan.

              (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans and of the amount and Type of Loan to be converted, provided that no Eurodollar Loan may be continued as such
         (i) when any Event of Default has occurred and is then continuing or
         (ii) after the date that is one month prior to the Termination Date with respect to such Loan and provided, further, that if the Borrower shall fail to give such notice or if such continuation is not permitted such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period.

              (c) All notices given by Borrower under this subsection 2.7 may be made by telephonic notice promptly confirmed in writing.

         2.8 Minimum Amounts and Maximum Number of Tranches. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $100,000 in excess thereof; provided that the Borrower may nevertheless borrow amounts in any Eurodollar Tranche below such minimum amounts solely for the purpose of (i) converting Revolving 364 Day Loans into Term Loans on the Revolving 364 Day Termination Date, (ii) repaying Revolving 364 Day Loans owing to any Nonconsenting Lenders on the Revolving 364 Day Termination Date or
(iii) funding any scheduled amortization payment pursuant to subsection 2.5(b) in respect of any Term Loans then outstanding. All Loans hereunder may be converted or continued into Base Rate Loans without reference to the minimum principal amount requirements for new Base Rate borrowings set forth in subsection 2.2 above. In no event shall the number of outstanding Eurodollar Tranches under this Agreement plus the number of outstanding Facility A Eurodollar Tranches and Facility C Eurodollar Tranches (if Facility C exists) exceed 20 at any time.

         2.9 Interest Rates and Payment Dates.

              (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

              (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

              (c) If all or a portion of (i) any principal of any Loan, (ii) any interest payable thereon, (iii) any commitment fee or (iv) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), the principal of the Loans and any such overdue interest, commitment fee or other amount shall bear interest at a rate per annum which is (x) in the case of principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) in the case of any such overdue interest, commitment fee or other amount, the rate described in paragraph (b) of this subsection plus 2%, in each case from the date of such non-payment until such overdue principal, interest, commitment fee or other amount is paid in full (as well after as before judgment).

              (d) Interest shall be payable with respect to each Loan in arrears on each Interest Payment Date and on the Termination Date with respect to such Loan, provided that interest accruing pursuant to paragraph (c) of this subsection shall be payable from time to time on demand.

         2.10 Computation of Interest and Fees.

              (a) Interest on Base Rate Loans and fees shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; all other interest shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

              (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to subsection 2.9(a) or (c).

         2.11 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

              (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the eurodollar market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

              (b) the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be converted to or continued as Base Rate Loans and (z) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to Base Rate Loans. Until such notice has been withdrawn in writing by the Administrative Agent (which the Administrative Agent agrees to do when the Administrative Agent has determined, or has been instructed by the Required Lenders that, the circumstances that prompted the delivery of such notice no longer exist), no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans.

         2.12 Pro Rata Treatment and Payments.

              (a) Each borrowing by the Borrower from the Revolving 364 Day Lenders hereunder, each payment by the Borrower on account of any commitment fee hereunder and any reduction of the Revolving 364 Day Commitments of Revolving 364 Day Lenders shall be made pro rata according to the respective Commitment Percentages of the Revolving 364 Day Lenders. Except during any period in which an Event of Default has occurred and is continuing, each payment (including each prepayment) by the Borrower on account of principal of and interest on any Term Loans and/or the Revolving 364 Day Loans, and any application by the Administrative Agent of the proceeds of any Collateral, shall be made pro rata according to the respective outstanding principal amounts of such Loans then held by the Lenders. All payments (including prepayments) to be made by the Borrower hereunder in respect of any Loan, whether on account of principal, interest, Reimbursement Obligations (whether in respect of Domestic L/Cs or Foreign L/Cs), fees, expenses or otherwise, shall be made without set off or counterclaim and shall be made prior to 11:00 A.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders with respect to such Loans, at the Administrative Agent's office specified in subsection 10.2, in Dollars and in immediately available funds; provided, that, with respect to any Reimbursement Obligations of the Borrower arising from the presentment to the Issuing Lender of a draft under a Foreign L/C, the Borrower may make payment in the applicable Alternative Currency if such payment is received by the Issuing Lender on the date such draft is paid by the Issuing Lender. At any time that an Event of Default has occurred and is continuing, all payments (including prepayments) made by Borrower hereunder and any application by the Administrative Agent of the proceeds of any Collateral and/or payment under any Guarantee shall be applied in the following order: (1) to the ratable payment of all amounts due and owing by the Borrower pursuant to subsection 10.5 of this Agreement, subsection 10.5 of the Facility
         A Credit Agreement or subsection 10.5 or the Facility C Credit Agreement (if Facility C exists) to the Agents, the Facility A Agents and/or the Facility C Agents (if Facility C exists) and, after payment in full thereof, to any other Lender, Facility A Lender or Facility C Lender (if Facility C exists); (2) to the ratable payment of all interest, fees and commissions due and owing under this Agreement, the Facility A Credit Agreement or the Facility C Credit Agreement (if Facility C exists) or to the Agents, the Facility C Agents (if Facility C exists), the Facility A Agents, the Swing Line Lender, any Lender, any Facility A Lender or any Facility C Lender (if Facility C exists);
         (3) to the ratable payment (or cash collateralization) of the aggregate outstanding principal amount of Loans, Facility A Loans and Facility C Loans (if Facility C exists) and the aggregate L/C Obligations, Facility A L/C Obligations and Facility C L/C Obligations (if Facility C exists); and (4) to the ratable payment of all other obligations of the Borrower to the Agents, the Facility A Agents, the Facility C Agents (if Facility C exists), the Swing Line Lender, any Lender, any Facility A Lender or any Facility C Lender (if Facility C exists) under any Credit Document, Facility A Credit Document or Facility C Credit Document (if Facility C exists). For purposes of applying payments and proceeds distributed under clause 3 above, each Lender will first apply such amounts to all outstanding Loans of such Lender before such amounts will be held as cash collateral for L/C Obligations in which such Lender is a L/C Participant. The Administrative Agent, the Facility A Administrative Agent and the Facility C Administrative Agent (if Facility C exists) shall ratably distribute such payments to the applicable Lenders, the Facility A Lenders and the Facility C Lenders (if Facility C exists) promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

              (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its Commitment Percentage of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent on such Borrowing Date, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such

         Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrower. The failure of any Lender to make any Loan to be made by it shall not relieve any other Lender of its obligation hereunder to make its Loan on such Borrowing Date.

         2.13 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 2.16. If circumstances subsequently change so that any affected Lender shall determine that it is no longer so affected, such Lender will promptly notify the Borrower and the Administrative Agent, and upon receipt of such notice, the obligations of such Lender to make or continue Eurodollar Loans or to convert Base Rate Loans into Eurodollar Loans shall be reinstated.

         2.14 Requirements of Law.

              (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

         (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection 2.15 and changes in the rate of net income taxes (including branch profits taxes and minimum taxes) or franchise taxes (imposed in lieu of net income taxes) of such Lender);

         (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

         (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender upon written demand such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable; provided that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, in its reasonable discretion, in any legal, economic or regulatory manner) to designate a different Eurodollar lending office if the making of such designation would allow the Lender or its Eurodollar lending office to continue to perform its obligations to make Eurodollar Loans or to continue to fund or maintain Eurodollar Loans and avoid the need for, or reduce the amount of, such increased cost. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower, through the Administrative Agent, of the event by reason of which it has become so entitled. If the Borrower so notifies the Administrative Agent within five Business Days after any Lender notifies the Borrower of any increased cost pursuant to the foregoing provisions of this Section, the Borrower may convert all Eurodollar Loans of such Lender then outstanding into Base Rate Loans in accordance with the terms hereof. Each Lender shall notify the Borrower within 120 days after it becomes aware of the imposition of such costs; provided that if such Lender fails to so notify the Borrower within such 120-day period, such Lender shall not be entitled to claim any additional amounts pursuant to this subsection for any period ending on a date which is prior to 120 days before such notification.

              (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a prompt written request therefor, the Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Each Lender shall notify the Borrower within 120 days after it becomes aware of the imposition of such additional amount or amounts; provided that if such Lender fails to so notify the Borrower within such 120-day period, such Lender shall not be entitled to claim any additional amount or amounts pursuant to this subsection for any period ending on a date which is prior to 120 days before such notification.

              (c) If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection, showing the calculation thereof in reasonable detail, submitted by such Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         2.15 Taxes.

              (a) Except as provided in this subsection 2.15, all payments made by the Borrower under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority ("Taxes"), excluding Taxes on net income (including, without limitation, branch profits taxes and minimum taxes) and franchise taxes (imposed in lieu of net income taxes) imposed on any Agent or any Lender as a result of a present or former connection between any Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to any Agent or any Lender hereunder or under any Note, the amounts so payable to such Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof with respect to any Taxes that are imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement or that are attributable to such Lender's failure to comply with the requirements of paragraph (b) of this subsection. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to the relevant Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt, if any, received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the relevant Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agents and the Lenders for any incremental taxes, interest or penalties that may become payable by any Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

              (b) Each Lender, Assignee and Participant that is not a citizen or resident of the United States of America, a corporation, partnership created or organized in or under the laws of the United States of America, any estate that is subject to U.S. federal income taxation regardless of the source of its income or any trust which is subject to the supervision of a court within the United States and the control of a United States fiduciary as described in Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent, and if applicable, the assigning Lender (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) on or before the date on which it becomes a party to this Agreement (or, in the case of a Participant, on or before the date on which such Participant purchases the related participation) either:

         (A) two duly completed and signed copies of either Internal Revenue Service Form W-8 ECI (relating to such Non-U.S. Lender and entitling it to a complete exemption from withholding of U.S. Taxes on all amounts to be received by such Non-U.S. Lender pursuant to this Agreement and the other Credit Documents) or Form W-8 BEN (relating to all amounts to be received by such Non-U.S. Lender pursuant to this Agreement and the other Credit Documents), or successor and related applicable forms, as the case may be; or

         (B) in the case of a Non-U.S. Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and that does not comply with the requirements of clause (A) hereof, (x) a statement in the form of Exhibit E (or such other form of statement as shall be reasonably requested by the Borrower from time to time) to the effect that such Non-U.S. Lender is eligible for a complete exemption from withholding of U.S. Taxes under Code Section 871(h) or 881(c), and (y) two duly completed and signed copies of Internal Revenue Service Form W-8 or successor and related applicable form (it being understood and agreed that no Participant and, without the prior written consent of the Borrower described in clause (B) of the proviso to the first sentence of subsection 10.6(c), no Assignee shall be entitled to deliver any forms or statements pursuant to this clause (B), but rather shall be required to deliver forms pursuant to clause (A) of this subsection 2.15(b)).

Further, each Non-U.S. Lender agrees (i) to deliver to the Borrower and the Administrative Agent, and if applicable, the assigning Lender (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two further duly completed and signed copies of such Forms W-8 ECI or W-8 BEN, as the case may be, or successor and related applicable forms, on or before the date that any such form expires or becomes obsolete and promptly after the occurrence of any event requiring a change from the most recent form(s) previously delivered by it to the Borrower (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) in accordance with applicable U.S. laws and regulations and (ii) in the case of a Non-U.S. Lender that delivers a statement in the form of Exhibit E (or such other form of statement as shall have been requested by the Borrower), to deliver to the Borrower and the Administrative Agent, and if applicable, the assigning Lender, such statement on an annual basis on the anniversary of the date on which such Non-U.S. Lender became a party to this Agreement and to deliver promptly to the Borrower and the Administrative Agent, and if applicable, the assigning Lender, such additional statements and forms as shall be reasonably requested by the Borrower from time to time unless, in any such case, any change in law or regulation has occurred subsequent to the date such Lender became a party to this Agreement (or in the case of a Participant, the date on which such Participant purchased the related participation) which renders all such forms inapplicable or which would prevent such Lender (or Participant) from properly completing and executing any such form with respect to it and such Lender promptly notifies the Borrower and the Administrative Agent (or, in the case of a Participant, the Lender from which the related participation shall have been purchased) if it is no longer able to deliver, or if it is required to withdraw or cancel, any form or statement previously delivered by it pursuant to this subsection 2.15(b). Each Non-U.S. Lender agrees to indemnify and hold harmless the Borrower from and against any taxes, penalties, interest or other costs or losses (including, without limitation, reasonable attorneys' fees and expenses) incurred or payable by the Borrower as a result of the failure of the Borrower to comply with its obligations to deduct or withhold any U.S. Taxes from any payments made pursuant to this Agreement to such Non-U.S. Lender or the Administrative Agent which failure resulted from the Borrower's reliance on any form, statement, certificate or other information provided to it by such Non-U.S. Lender pursuant to clause (B) or clause (ii) of this subsection 2.15(b). The Borrower hereby agrees that for so long as a Non-U.S. Lender complies with this subsection 2.15(b), the Borrower shall not withhold any amounts from any payments made pursuant to this Agreement to such Non-U.S. Lender, unless the Borrower reasonably determines that it is required by law to withhold or deduct any amounts from any payments made to such Non-U.S. Lender pursuant to this Agreement. A Non-U.S. Lender shall not be required to deliver any form or statement pursuant to the immediately preceding sentences in this subsection 2.15(b) that such Non-U.S. Lender is not legally able to deliver (it being understood and agreed that the Borrower shall withhold or deduct such amounts from any payments made to such Non-U.S. Lender that the Borrower reasonably determines are required by law and that payments resulting from a failure to comply with this paragraph (b) shall not be subject to payment or indemnity by the Borrower pursuant to subsection 2.15(a)). If any Credit Party other than the Borrower makes any payment to any Non-U.S. Lender under any Credit Document, the foregoing provisions of this subsection 2.15 shall apply to such Non-U.S. Lender and such Credit Party as if such Credit Party were the Borrower (but a Non-U.S. Lender shall not be required to provide any form or make any statement to any such Credit Party unless such Non-U.S. Lender has received a request to do so from such Credit Party and has a reasonable time to comply with such request).

              (c) If a Lender shall become aware that it is entitled to receive a refund (whether by way of a direct payment or by offset) in respect of a Non-Excluded Tax paid by the Borrower, which refund, in the good faith judgment of such Lender, is allocable to such payment made pursuant to this Section, it shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after the receipt of a request from the Borrower, apply for such refund at the Borrower's sole expense. If any Lender receives such refund (as described in the preceding sentence), it shall repay the amount of such refund (together with any interest received thereon) to the Borrower if all the payments due under this Section has been paid in full.

         2.16 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto (but excluding loss of margin). Such indemnification under this subsection 2.16 may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (but excluding loss of margin) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. Each Lender claiming any payment pursuant to this subsection 2.16 shall do so by giving notice thereof to the Borrower and the Administrative Agent (showing calculation of the amount claimed in reasonable detail) within 60 Business Days after a failure to borrow, convert or continue Eurodollar Loans, or to prepay, after notice or after a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period therefor. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         2.17 Replacement of Lenders. If at any time (a) the Borrower becomes obligated to pay additional amounts described in subsections 2.13, 2.14 or 2.15 as a result of any condition described in such subsections, (b) any Lender ceases to make Eurodollar Loans pursuant to subsection 2.13, (c) any Lender becomes insolvent and its assets become subject to a receiver, liquidator, trustee, custodian or other Person having similar powers or (d) any Lender becomes a "Nonconsenting Lender" (hereinafter defined), then the Borrower may, on five (5) Business Days' prior written notice to the Administrative Agent and such Lender, replace such Lender by causing such Lender to (and such Lender shall) assign pursuant to subsection 10.6 all of its rights and obligations under this Agreement to a Lender or other entity selected by the Borrower and acceptable to the Administrative Agent for a purchase price equal to the outstanding principal amount of such Lender's Loans and all accrued interest and fees and other amounts payable hereunder (including amounts payable under subsection 2.16 as though such Loans were being paid instead of being purchased); provided that (i) the Borrower shall have no right to replace the Administrative Agent, (ii) neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender, (iii) in the event of a replacement of a Nonconsenting Lender or a Lender to which the Borrower becomes obligated to pay additional amounts under one of the

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

subsections described in clause (a) above, in order for the Borrower to be entitled to replace such a Lender, such replacement must take place no later than 180 days after (A) the date the Nonconsenting Lender shall have notified the Borrower and the Administrative Agent of its failure to agree to any requested consent, waiver or amendment or (B) the Lender shall have demanded payment of additional amounts under one of the subsections described in clause
(a) above, as the case may be, and (iv) in no event shall the Lender hereby replaced be required to pay or surrender to its replacement Lender or other entity any of the fees received by such Lender hereby replaced pursuant to this Agreement. In the case of a replacement of a Lender to which the Borrower becomes obligated to pay additional amounts pursuant to this subsection 2.17, the Borrower shall pay such additional amounts to such Lender prior to such Lender being replaced and the payment of such additional amounts shall be a condition to the replacement of such Lender. In the event that (x) the Borrower or the Administrative Agent has requested the Lenders to consent to a departure or waiver of any provisions of the Credit Documents or to agree to any amendment thereto or consent to the Extension Option, (y) the consent, waiver or amendment in question requires the agreement of all Lenders in accordance with the terms of subsection 10.1 or relates to a request to exercise the Extension Option under subsection 2.5(a) and (z) the Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a "Nonconsenting Lender."

         2.18 Certain Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, the non-refundable fees at the times and in the amounts as set forth in the Fee Letter.

         2.19 Certain Rules Relating to the Payment of Additional Amounts.

              (a) Upon the request, and at the expense, of the Borrower, each Lender to which the Borrower is required to pay any additional amount pursuant to subsection 2.14 or 2.15 shall reasonably afford the Borrower the opportunity to contest, and reasonably cooperate with the Borrower in contesting, the imposition of any Non-Excluded Taxes or other amounts giving rise to such payment; provided that (i) such Lender shall not be required to afford the Borrower the opportunity to so contest unless the Borrower shall have confirmed in writing to such Lender its obligation to pay such amounts pursuant to this Agreement and (ii) the Borrower shall reimburse such Lender for its reasonable attorneys' and accountants' fees and disbursements incurred in so cooperating with the Borrower in contesting the imposition of such Non-Excluded Taxes.

              (b) Each Lender agrees that if it makes any demand for payment under subsection 2.14 or 2.15(a), or if any adoption or change of the type described in subsection 2.13 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its reasonable discretion) to designate a different lending office if the making of such a designation would allow the Lender to continue to make and maintain Eurodollar Loans and would reduce or obviate the need for the Borrower to make payments under subsection 2.14 or 2.15(a), or would eliminate or reduce the effect of any adoption or change described in subsection 2.13.


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

                          SECTION 3. LETTERS OF CREDIT

         3.1 L/C Commitment.

              (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the Revolving 364 Day Lenders set forth in subsection 3.4(a), agrees to issue letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day during the Revolving 364 Day Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (x) the L/C Obligations would exceed the Revolving 364 Day Commitments or (y) the Available Commitment with respect to Revolving 364 Day Loans of all Revolving 364 Day Lenders then outstanding would be less than zero.

              (b) Each Domestic L/C shall (i) be denominated in Dollars, (ii) be a Performance L/C or a Financial L/C issued to support obligations of the Borrower or any of its Subsidiaries, contingent or otherwise, or be a commercial letter of credit for the purchase of goods and (iii) expire no later than the fifth Business Day prior to the Revolving 364 Day Termination Date.

              (c) Each Foreign L/C shall (i) be denominated in an Alternative Currency, (ii) be a Performance L/C or a Financial L/C issued to support obligations of the Borrower or any of its Subsidiaries, contingent or otherwise, or be a commercial letter of credit for the purchase of goods, and (iii) expire no later than the fifth Business Day prior to the Revolving 364 Day Termination Date. For purposes of this Agreement, the amount deemed outstanding under each Foreign L/C at any time, and the amount of the Borrower's Reimbursement Obligations under subsection 3.5 for any amounts paid by the Issuing Lender in connection with any Foreign L/C, shall be the Dollar Equivalent, as determined on the most recent Calculation Date, of (x) such Letter of Credit or (y) the Reimbursement Amount (as defined in Subsection 3.5(a)), as applicable.

              (d) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, Domestic L/Cs shall also be subject to the laws of the State of New York.

              (e) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if (i) such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law or any policies of the Issuing Lender or (ii) in the case of any Foreign L/C, it has determined that it cannot provide such Letter of Credit in the applicable Alternative Currency.

3.2 Procedure for Issuance of Letters of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit at any time prior to the fifth Business Day prior to the Revolving 364 Day Termination Date by delivering to the Issuing

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

Lender with a copy to the Administrative Agent at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower and the Administrative Agent (with copies for each Lender) promptly following the issuance thereof.

         3.3 Fees, Commissions and Other Charges.

              (a) The Borrower shall pay to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, a letter of credit fee with respect to each Letter of Credit, computed for the period from and including the date of issuance of such Letter of Credit to the expiration date of such Letter of Credit at a rate per annum equal to (i) in the case of any such Letter of Credit issued as a Performance L/C, one-half (1/2) of the Applicable Margin then in effect for Eurodollar Loans, of the Dollar Equivalent of the aggregate face amount of such Letters of Credit outstanding and (ii) in the case of any other Letter of Credit (except for the type described in clause (i) above), the Applicable Margin then in effect for Eurodollar Loans, of the Dollar Equivalent of the aggregate face amount of such Letters of Credit outstanding, payable, in each such case, in arrears on each L/C Fee Payment Date and on the Termination Date; provided, that, with respect to any Foreign L/C, the Dollar Equivalent of the face amount of such Letter of Credit shall be recalculated on each Calculation Date during the period that such Letter of Credit is outstanding. Such fees shall be payable to the Administrative Agent to be shared ratably among the Revolving 364 Day Lenders in accordance with their respective Commitment Percentages with respect to Revolving 364 Day Loans. In addition, the Borrower shall pay to the Issuing Lender, for its sole account, a fee equal to 0.125% per annum of the Dollar Equivalent of the aggregate face amount of all outstanding Letters of Credit payable quarterly in arrears on each L/C Fee Payment Date and on the Revolving 364 Day Termination Date; provided, that, with respect to any Foreign L/C, the Dollar Equivalent of the face amount of such Letter of Credit shall be recalculated on each Calculation Date during the period that such Letter of Credit is outstanding.

              (b) In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing,

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

         effecting payment under, amending or otherwise administering any Letter of Credit.

              (c) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the relevant L/C Participants all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this subsection.

         3.4 L/C Participation.

              (a) The Issuing Lender irrevocably agrees to sell and hereby sells to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Commitment Percentage with respect to Revolving 364 Day Loans from time to time in effect in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement or any such reimbursement payment received by the Issuing Lender is avoided or required to be returned in accordance with applicable law, such L/C Participant shall pay to the Issuing Lender upon demand in Dollars at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's then Commitment Percentage with respect to Revolving 364 Day Loans of the Dollar Equivalent of the amount of such draft (determined on the date such draft is paid), or any part thereof, which is not so indefeasibly reimbursed; provided that, if such demand is made prior to 11:00 A.M., New York City time, on a Business Day, such L/C Participant shall make such payment to the Issuing Lender prior to the end of such Business Day and otherwise such L/C Participant shall make such payment on the next succeeding Business Day.

              (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to subsection 3.4(a) in respect of any portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate, as quoted by the Issuing Lender, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to subsection 3.4(a) is not in fact made available to the Issuing Lender


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

         by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans hereunder. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

              (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will, if such payment is received prior to 11:00 A.M., New York City time, on a Business Day, distribute to such L/C Participant its pro rata share thereof prior to the end of such Business Day and otherwise the Issuing Lender will distribute such payment on the next succeeding Business Day; provided, however, that in the event that any such payment received by the Issuing Lender and distributed to the L/C Participants shall be required to be returned by the Issuing Lender, each such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

         3.5 Reimbursement Obligation of the Borrower.

              (a) The Borrower agrees to reimburse the Issuing Lender on the same Business Day on which the Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender provided such notice is received by 1:00 P.M., New York City time, on such Business Day, and the next Business Day if such notice is received after such time. The Issuing Lender shall provide notice to the Borrower on each Business Day on which a draft is presented indicating the Dollar Equivalent of the amount of
         (i) such draft so paid (and, in the case of a Foreign L/C, the amount of such draft so paid stated in the applicable Alternative Currency) and (ii) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment ((i) and (ii) collectively with any interest accruing pursuant to paragraph (b) below, the "Reimbursement Amount"). Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds; provided, that, with respect to any Reimbursement Obligations of the Borrower arising from the presentment to the Issuing Lender of a draft under a Foreign L/C, the Borrower may make payment in the applicable Alternative Currency if such payment is received by the Issuing Lender on the date such draft is paid by the Issuing Lender.

              (b) Interest shall be payable on the Dollar Equivalent of any and all amounts remaining unpaid by the Borrower under this subsection from the date a draft presented under any Letter of Credit is paid by the Issuing Lender until

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

         payment in full (i) at the rate which would be payable on any Loans that are Base Rate Loans at such time until such payment is required to be made pursuant to subsection 3.5(a), and (ii) thereafter, at the rate which would be payable on any Loans that are Base Rate Loans at such time which were then overdue.

              (c) For the avoidance of doubt, subject to the provisos in the third sentence of subsection 2.12(a) and the last sentence of subsection 3.5(a) of this Agreement, all payments due from the Borrower hereunder in respect of Foreign L/Cs (and Reimbursement Obligations in connection therewith) shall be made in Dollars as provided in subsection 2.12 of this Agreement.

         3.6 Obligations Absolute.

              (a) The Borrower's obligations under subsection 3.5(a) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender, any L/C Participant or any beneficiary of a Letter of Credit.

              (b) The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under subsection 3.5(a) shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged (unless the Issuing Lender has knowledge of such invalidity, fraud or forgery), (ii) any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred, or (iii) any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee.

              (c) Neither the Issuing Lender nor any L/C Participant shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Lender's gross negligence or willful misconduct.

              (d) The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender or any L/C Participant to the Borrower.

         3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower and the Administrative Agent of the date and the Dollar Equivalent of the amount thereof (and, in the

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

case of a Foreign L/C, the amount thereof stated in the applicable Alternative Currency). If any draft shall be presented for payment under any Letter of Credit, the responsibility of the Issuing Lender to the Borrower in connection with such draft shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment appear on their face to be in conformity with such Letter of Credit.

         3.8 Application. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this
Section 3, the provisions of this Section 3 shall govern and control.

         3.9 Determination of Exchange Rate. On each Calculation Date with respect to each outstanding Foreign L/C, the Issuing Lender shall determine the Exchange Rate as of such Calculation Date with respect to the applicable Alternative Currency and shall promptly notify the Administrative Agent and the Borrower thereof and of the Dollar Equivalent of all Foreign L/Cs outstanding on such Calculation Date. The Exchange Rate so determined shall become effective on such Calculation Date and shall remain effective until the next succeeding Calculation Date.

                   SECTION 4. REPRESENTATIONS AND WARRANTIES

         To induce the Agents, the Issuing Lender, and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Agents, the Issuing Lender, and each Lender that:

         4.1 Financial Condition.

         The audited consolidated balance sheets at December 31, 2000 and the related statements of income and cash flows of Borrower and its Subsidiaries for the fiscal year then ended, certified by PricewaterhouseCoopers L.L.P. have been delivered to the Agents and the Lenders and have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited financial statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended.

         4.2 No Change. Since December 31, 2000, there has been no development, event or circumstance which has had or could reasonably be expected to have a Material Adverse Effect.

         4.3 Corporate Existence; Compliance with Law. Each of Holdings, the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to so qualify could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         4.4 Corporate Power; Authorization; Enforceable Obligations. Each of Holdings, the Borrower and its Subsidiaries has the corporate power and authority, and the legal right, to make, deliver and perform the Credit Documents to which it is a party and, in the case of the Borrower, to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of such Credit Documents. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Credit Documents to which the Borrower and each other Credit Party is a party, except those referred to in subsections 4.17 and 6.12 and those set forth on Schedule 4.4. This Agreement has been, and each other Credit Document will be, duly executed and delivered on behalf of the Borrower and each other Credit Party. This Agreement constitutes, and each other Credit Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of each Credit Party thereto enforceable against each such Credit Party, as the case may be, in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         4.5 No Legal Bar. Except as set forth on Schedule 4.5 or as could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, the execution, delivery and performance of each Credit Document, the borrowing and use of the proceeds of the Loans and the consummation of the transactions contemplated by the Credit Documents: (a) will not violate any Requirement of Law or any Contractual Obligation applicable to or binding upon Holdings, the Borrower or any Subsidiary of the Borrower or any of their respective properties or assets and (b) will not result in the creation or imposition of any Lien on any of its properties or assets pursuant to any Requirement of Law applicable to it or any of its Contractual Obligations, except for the Liens arising under the Pledge Agreements.

         4.6 No Material Litigation. Except as set forth on Schedule 4.6, no litigation by, investigation by, or proceeding of or before any arbitrator or any Governmental Authority is pending or, to the knowledge of the Borrower, overtly threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues with respect to any Credit Document or any of the transactions contemplated hereby or thereby or which could reasonably be expected to have a Material Adverse Effect.

         4.7 No Default. Neither Holdings, the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

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

         4.8 Ownership of Property; Liens. Each of Holdings, the Borrower and its Subsidiaries (i) has good record and insurable title in fee simple to, or a valid leasehold interest in, all its material real property, (ii) has good title to, or a valid leasehold interest in, all its other material property and (iii) none of such property in clauses (i) and (ii) is or shall be subject to any Lien except as permitted by subsection 7.3.

         4.9 Intellectual Property. Holdings, the Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). To the best of the Borrower's knowledge, and except as set forth on Schedule 4.9, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any valid basis for any such claim which could reasonably be expected to have a Material Adverse Effect. The use of such Intellectual Property by Holdings, the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         4.10 Taxes. Except as set forth on Schedule 4.10, each of Holdings, the Borrower and its Subsidiaries has filed or caused to be filed all material tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Holdings, the Borrower or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

         4.11 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

         4.12 ERISA. The Borrower has provided to the Agents a true and correct copy of all agreements, arrangements and understandings relating to the transfer of Plans from Lockheed to the Borrower (the "Transfer Agreements"). The Transfer Agreements are in full force and effect and have not been waived or modified without the consent of the Agents (which shall not be unreasonably withheld) except to the extent any such waiver or modification, singly or in the aggregate, could not be reasonably expected to have a Material Adverse Effect. Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no Reportable Event has occurred with respect to any Single Employer Plan, all contributions required to be made with respect to a Plan have been timely made; none of the Borrower or any of its Subsidiaries nor any Commonly Controlled Entity has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(1), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971, 4975 or
4980 of

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

the Code or expects to incur any liability (including any indirect, contingent or secondary liability) under any of the foregoing Sections with respect to any Plan; no termination of, or institution of proceedings to terminate or appoint a trustee to administer, a Single Employer Plan has occurred; and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code (except that with respect to any Multiemployer Plan, such representation is deemed made only to the knowledge of the Borrower). No "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA), extension of any amortization period (within the meaning of Section 412 of the Code) or Lien in favor of the PBGC or a Plan has arisen or has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan. As of the last annual valuation date prior to the date on which this representation is made or deemed made, the fair market value of the assets available for benefits under each Single Employer Plan did not exceed the actuarial present value of all accumulated benefit obligations under such Plan by more than $20,000,000, all as determined in accordance with Statement of Financial Accounting Standards No. 87. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan for which there is any outstanding liability, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made in an amount which would be reasonably likely to have a Material Adverse Effect. To the best knowledge of the Borrower, no such Multiemployer Plan is in Reorganization or Insolvent.

         4.13 Investment Company Act; Other Regulations. None of the Borrower or any of its Subsidiaries is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended. None of the Borrower or any of its subsidiaries is subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness.

         4.14 Subsidiaries. The Subsidiaries of the Borrower and their respective jurisdictions of incorporation shall be as set forth on Schedule 4.14.

         4.15 Purpose of Loans. The proceeds of the Loans shall be used by the Borrower (i) to pay fees and expenses related to the preparation and negotiation of this Agreement and the other Credit Documents, (ii) to refinance and/or repay all Indebtedness outstanding under the New 364-Day Credit Agreement, and (iii) for working capital, capital expenditures and other lawful corporate purposes, including, without limitation, the making of Investments permitted under subsection 7.9.

         4.16 Environmental Matters. Except insofar as any exception to any of the following, or any aggregation of such exceptions, is not reasonably likely to result in a Material Adverse Effect:

              (a) The facilities and properties owned, leased or operated Holdings, by the Borrower or any of its Subsidiaries (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in

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

         amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, any applicable Environmental Law.

              (b) None of Holdings, the Borrower nor any of its Subsidiaries has received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

              (c) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any applicable Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law.

              (d) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which Holdings, the Borrower or any Subsidiary is or, to the knowledge of the Borrower, will be named as a party or with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

              (e) There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of Holdings, the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably give rise to liability under any applicable Environmental Laws.

              (f) The Properties and all operations at the Properties are in compliance, and have in the last 3 years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any applicable Environmental Law with respect to the Properties or the business operated by Holdings, the Borrower or any of its Subsidiaries (the "Business") which could materially interfere with the continued operation of the Properties or materially impair the fair saleable value thereof.

              (g) Holdings, the Borrower and its Subsidiaries hold and are in compliance with all Environmental Permits necessary for their operations.

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

         4.17 Collateral Documents. Upon execution and delivery thereof by the parties thereto, each Pledge Agreement will be effective to create in favor of the Administrative Agent, for the ratable benefit of the Lenders, a legal, valid and enforceable security interest in the pledged stock described therein and, when stock certificates representing or constituting the pledged stock described therein are delivered to the Administrative Agent, together with undated stock powers executed in blank therefor, such security interest shall, subject to the existence of Permitted Liens, constitute a perfected first lien on, and security interest in, all right, title and interest of the pledgor party thereto in the pledged stock described therein.

         4.18 Accuracy and Completeness of Information. No fact is known to Holdings, the Borrower or any of its Subsidiaries which has had or could reasonably be expected to have a Material Adverse Effect, which has not been disclosed to the Lenders by Holdings, the Borrower or its Subsidiaries in writing prior to the date hereof. Neither Holdings, the Borrower nor any Subsidiary of the Borrower is aware of any material liability of the Borrower or any of its Subsidiaries which is not fully disclosed in the most recent financial statements delivered to the Agents and Lenders pursuant to subsections
4.1 and 6.1 hereto.

         4.19 Labor Matters. There are no strikes pending or, to the Borrower's knowledge, overtly threatened against Holdings, the Borrower or any of its Subsidiaries which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The hours worked and payments made to employees of Holdings, the Borrower and each of its Subsidiaries (and their predecessors) have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law, except to the extent such violations could not, or in the aggregate, be reasonably expected to have a Material Adverse Effect.

                        SECTION 5. CONDITIONS PRECEDENT

         5.1 Conditions to Effectiveness. This Agreement shall not be effective until the following conditions precedent have been satisfied or waived in writing by the Administrative Agent and the Requisite Class Lenders:

              (a) Credit Documents. The Administrative Agent shall have received
         (i) this Agreement, (ii) the Guarantees and (iii) the Pledge Agreements, in each case executed, duly acknowledged and delivered by duly authorized officers of each party thereto, with a counterpart or a conformed copy for each Lender. Notwithstanding the foregoing, no Immaterial Subsidiary or Foreign Subsidiary of the Borrower shall be required to execute a Subsidiary Guarantee or Subsidiary Pledge Agreement, and no more than 65% of the capital stock of or equity interests in any Foreign Subsidiary of the Borrower or any of its Subsidiaries if more than 65% of the assets of such Subsidiary are securities of foreign companies (such determination to be made on the basis of fair market value), shall be required to be pledged hereunder.

              (b) Fees and Expenses. The Agents, the Arrangers and the Lenders shall have received all fees, expenses and other consideration required to be paid on or before the Closing Date and all attorneys fees and disbursements incurred

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

         by the Agents in connection with this Agreement (for which invoices have been furnished to Borrower) shall have been paid on or before the Closing Date.

              (c) Good Standing Certificates. The Administrative Agent shall have received certificates of good standing for each Credit Party issued by the Secretary of State (or other relevant governmental officers) of the jurisdiction of incorporation of each Credit Party.

              (d) Consents, Authorizations and Filings, Etc. All consents, authorizations and filings, if any, required in connection with the execution, delivery and performance by the Credit Parties, and the validity and enforceability against the Credit Parties, of the Credit Documents to which any of them is a party, shall have been obtained or made, and such consents, authorizations and filings shall be in full force and effect, except such consents, authorizations and filings, the failure to obtain which would not have a Material Adverse Effect.

              (e) Insurance. The Lenders shall have received (i) a reasonably satisfactory schedule describing all insurance maintained by the Borrower and its Subsidiaries pursuant to subsection 6.5, and (ii) binders (or other customary evidence as to the obtaining and maintenance by the Borrower and its Subsidiaries of such insurance) for each policy set forth on such schedule insuring against casualty and other usual and customary risks.

              (f) Litigation. On the Closing Date, there shall be no actions, suits or proceedings pending or threatened in any court or before any arbitrator or Governmental Authority against any Credit Party (a) with respect to this Agreement or any other Credit Document or any Transaction Document or the transactions contemplated hereby or thereby or the ability of any Credit Party to perform their respective obligations under the Credit Documents or (b) which the Agents or the Required Lenders shall determine could reasonably be expected to have a Material Adverse Effect.

              (g) Borrowing Certificate. If any Loan is to be requested on the Closing Date, the Administrative Agent shall have received, with a counterpart for each Lender, a certificate of the Borrower, dated the Closing Date, substantially in the form of Exhibit D, with appropriate insertions and attachments, reasonably satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower.

              (h) Corporate Proceedings of the Borrower. The Administrative Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors of the Borrower authorizing (i) the execution, delivery and performance of the Credit Documents to which it is a party, (ii) the borrowings contemplated hereunder, and (iii) the stock pledges pursuant to the Borrower Pledge Agreement, certified by the Secretary or an Assistant Secretary

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

         of the Borrower as of the Closing Date, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

              (i) Borrower Incumbency Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a Certificate of the Borrower, dated the Closing Date, as to the incumbency and signature of the officers of the Borrower executing any Credit Document reasonably satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower.

              (j) Corporate Proceedings of Other Credit Parties. The Administrative Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of each Credit Party (other than the Borrower) authorizing (i) the execution, delivery and performance of the Credit Documents to which it is a party, and
         (ii) the granting by it of the Liens created pursuant to the Pledge Agreements to which it is a party, certified by the Secretary or an Assistant Secretary of each such Credit Party as of the Closing Date, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

              (k) Credit Party Incumbency Certificates. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each Credit Party (other than the Borrower), dated the Closing Date, as to the incumbency and signature of the officers of such Credit Party executing any Credit Document, reasonably satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of each such Credit Party.

              (l) Corporate Documents. The Administrative Agent shall have received, with a counterpart for each Lender, true and complete copies of the certificate of incorporation and by-laws of each Credit Party, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the such Credit Party.

              (m) Legal Opinions. The Administrative Agent shall have received, with a counterpart for each Lender the executed legal opinion of each of Simpson Thacher and Bartlett, special counsel to the Credit Parties, and Christopher C. Cambria, Vice President - General Counsel and Secretary of the Borrower and counsel to the other Credit Parties, substantially in the form of Exhibits C-1 and C-2, respectively. Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Agents may reasonably require.

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

              (n) Pledged Stock; Stock Powers. The Administrative Agent shall have received the certificates representing the shares pledged pursuant to each of the Pledge Agreements together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.

              (o) Projections. Each Lender shall have received financial projections of the Borrower in form and substance reasonably satisfactory to the Agents prepared by the Borrower.

              (p) No Default. No Default or Event of Default shall have occurred and be continuing.

              (q) Termination of New 364-Day Credit Agreement. Borrower shall have caused the payment in full of all Indebtedness outstanding under and the termination of all commitments in respect of that certain New 364-Day Credit Agreement dated as of April 24, 2000, among Borrower, BOA as administrative agent, the other parties named as agents therein and the lenders party thereto (as amended, supplemented, restated or otherwise modified from time to time, the "New 364-Day Credit Agreement").

              (r) Closing Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a Certificate of the Borrower, dated the Closing Date, certifying that as of the Closing Date, no Liens exist upon any Credit Parties' assets except for Liens permitted pursuant to subsection 7.3.

              (s) Facility A Credit Agreement. All conditions set forth in clauses (a) through (r) of subsection 5.1 of the Facility A Credit Agreement shall have been satisfied or waived in writing by the Facility A Lenders required to effect a waiver of such condition.

         5.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit (including the issuance of any Letter of Credit) requested to be provided by it on any date (including, without limitation, its initial Loan and Letter(s) of Credit) is subject to the satisfaction of the following conditions precedent:

              (a) Representations and Warranties. Each of the representations and warranties made by any Credit Party in or pursuant to the Credit Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except for any representation and warranty which is expressly made as of an earlier date, which representation and warranty shall have been true and correct in all material respects as of such earlier date.

              (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or will occur or exist after giving effect to the extensions of credit requested to be made on such date. Borrower shall not be in violation of Section 4.09 (Incurrence of Indebtedness and Issuance of Preferred Stock) of any of the Original Indenture, the New Subordinated Debt Indenture or

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

         the December 1998 Subordinated Debt Indenture on such date nor will such a violation occur or exist after giving effect to the extensions of credit requested to be made on such date.

              (c) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be satisfactory in form and substance to the Agents, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

Each borrowing by, and each Letter of Credit issued on behalf of, the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date thereof that the conditions contained in this subsection have been satisfied.

                        SECTION 6. AFFIRMATIVE COVENANTS

         The Borrower hereby agrees that, so long as the Commitments remain in effect or any amount is owing to any Lender or any Agent hereunder or under any other Credit Document, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

         6.1 SEC Filings. The Borrower will file on a timely basis with the SEC, to the extent such filings are accepted by the SEC and whether or not the Borrower has a class of securities registered under the Exchange Act, the annual reports, quarterly reports (including with respect to the fourth quarter of each fiscal year) and other documents that the Borrower would be required to file if the Borrower were subject to section 13(a) or 15(d) of the Exchange Act. The Borrower will also be required (i) to deliver to the Administrative Agent and each Lender, copies of such reports and documents within five days after the date on which the Borrower files such reports and documents with the SEC or the date on which the Borrower would be required to file such reports and documents if the Borrower were so required and (ii) if filing such reports and documents with the SEC is not accepted by the SEC or is prohibited under the Exchange Act, to promptly notify the Administrative Agent in writing of the occurrence of any such event and to supply at the Borrower's cost copies of such reports and documents to the Administrative Agent and any Lender upon request.

         All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

         6.2 Certificates; Other Information. Furnish to the Administrative Agent with copies for each Lender:

              (a) concurrently with the delivery of the financial statements referred to in subsection 6.1, a certificate of the independent certified public accountants reporting

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

         on such financial statements stating that, in performing their audit, nothing came to their attention that caused them to believe that the Borrower failed to comply with the provisions of subsection 7.1, except as specified in such certificate;

              (b) concurrently with the delivery of the financial statements referred to in subsection 6.1, a certificate of a Responsible Officer stating that, to the best of such Officer's knowledge, during such period (i) no Subsidiary has been formed or acquired (or, if any such Subsidiary has been formed or acquired, the Borrower has complied with the requirements of subsection 6.10 with respect thereto) and (ii) such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate;

              (c) concurrently with the delivery of financial statements pursuant to subsection 6.1, a certificate of a Responsible Officer of the Borrower setting forth, in reasonable detail, the computations, as applicable, of (i) the Debt Ratio and (ii) the financial covenants set forth in subsection 7.1, as of such last day or for the fiscal period then ended, as the case may be;

              (d) not later than 60 days after the end of each fiscal year of the Borrower, a copy of the projections by the Borrower of the operating budget and cash flow budget of the Borrower and its Subsidiaries for the succeeding fiscal year, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared on the basis of sound financial planning practice and that such Officer has no reason to believe they are incorrect or misleading in any material respect;

              (e) within five days after the same are sent, copies of all financial statements and reports which the Borrower or Holdings sends to its stockholders; and

              (f) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

         6.3 Payment of Taxes and Material Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its (i) material taxes, fees, assessments, and other governmental charges and (ii) other material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

         6.4 Conduct of Business; Maintenance of Existence and Property; Compliance with Law. Except as permitted by subsection 7.5 and subsection 7.6,
(a) continue to engage in business of the same general type as now conducted by it; (b) preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business; (c) keep all property useful and necessary in its business in good working order and condition (ordinary wear and tear and damage by fire and/or other casualty or taking by condemnation excepted) except if

(i) in the reasonable business judgment of the Borrower or such Subsidiary, as the case may be, it is in its best economic interest not to preserve and maintain such rights, privileges or franchises, and (ii) such failure to preserve and maintain such privileges, rights or franchises would not materially adversely affect the rights of the Lenders hereunder or the value of the Collateral, and except as otherwise permitted pursuant to subsection 7.5; and
(d) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

         6.5 Insurance. The Borrower will, and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies of similar stature engaged in the same or similar businesses operating in the same or similar locations.

         6.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records (except to the extent any such access is restricted by a Requirement of Law) at any reasonable time on a Business Day and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants; provided that the Administrative Agent or such Lender shall notify the Borrower prior to any contact with such accountants and give the Borrower the opportunity to participate in such discussions; provided, further, that the Borrower shall notify the Administrative Agent of any such visits, inspections or discussions prior to each occurrence thereof.

         6.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

              (a) the occurrence of any Default or Event of Default;

              (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries, (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect or (iii) any material asset sale (describing in reasonable detail the assets sold, the consideration received therefor and the proposed use of the proceeds thereof);

              (c) any other litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $7,500,000 or more and not covered by insurance or in which injunctive or similar relief is sought; and

              (d) the following events, as soon as possible and in any event within 45 days after the Borrower knows or has reason to know thereof:
         (i) the incurrence of an accumulated funding deficiency or the filing of an application to the Secretary of the

         Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan, the creation of any Lien in favor of the PBGC or a Plan, the occurrence of any "Trigger Event" (as defined in the Transfer Agreements) and the reassumption by Lockheed of sponsorship of any Single Employer Plan, (ii) except where such event or liability could not reasonably be expected to have a Material Adverse Effect, the occurrence or expected occurrence of any Reportable Event with respect to any Plan (other than a Multiple Employer Plan), or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan, or a failure to make any required contribution to a Plan, (iii) the institution of proceedings by the PBGC with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Single Employer Plan or Multiemployer Plan or (iv) except as could not reasonably be expected to have a Material Adverse Effect, the institution of proceedings or the taking of any other action with respect to the withdrawal from or termination of any Single Employer Plan;

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

         6.8 Environmental Laws.

              (a) (i) Comply in all material respects with all Environmental Laws applicable to it, and obtain, comply in all material respects with and maintain any and all material Environmental Permits necessary for its operations as conducted and as planned; and (ii) take all reasonable efforts to ensure that all of its tenants, subtenants, contractors, subcontractors, and invitees comply in all material respects with all applicable Environmental Laws, and obtain, comply in all material respects with and maintain any and all material Environmental Permits, applicable to any of them. Notwithstanding the foregoing, upon learning of any actual or suspected noncompliance, the Borrower or one or more of its Subsidiaries, as appropriate, shall promptly undertake all reasonable efforts to achieve material compliance.

              (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions in each case required under applicable Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding applicable Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect.

         6.9 Further Assurances. Upon the reasonable request of the Administrative Agent, promptly perform or cause to be performed any and all acts and execute or cause to be executed and delivered any and all documents which are necessary or advisable to maintain in favor of the Administrative Agent, for the benefit of the Lenders, Liens on the Collateral that are duly perfected in accordance with all applicable Requirements of Law.

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

         6.10 Additional Collateral.

              (a) With respect to any Capital Stock of any newly created or acquired Subsidiary or any newly issued Capital Stock of any existing Subsidiary acquired after the Original Closing Date by the Borrower or any of its Subsidiaries that is intended to be subject to the Lien created by any of the Pledge Agreements but which is not so subject, promptly (and in any event within 30 days after the acquisition thereof): (i) execute and deliver to the Administrative Agent such amendments to the relevant Pledge Agreements or such other documents as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a Lien on such Capital Stock, (ii) take all actions necessary or advisable to cause such Lien to be duly perfected in accordance with all applicable Requirements of Law, including delivering all such original certificates evidencing such Capital Stock to the Administrative Agent together with undated stock powers executed in blank therefor, and
         (iii) if requested by the Administrative Agent or the Required Lenders, deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i) and (ii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent. Notwithstanding the foregoing, the Borrower shall not be required to grant to the Administrative Agent a Lien upon the Capital Stock of any Immaterial Subsidiary; provided that if an Immaterial Subsidiary ceases to be an Immaterial Subsidiary, Borrower shall within thirty (30) days of such event comply with the foregoing requirements.

              (b) With respect to any Person that, subsequent to the Original Closing Date, becomes a direct or indirect Subsidiary of the Borrower, promptly (and in any event within 30 days after such Person becomes a Subsidiary): (i) cause such new Subsidiary to become a party to the Subsidiary Pledge Agreement and the Subsidiary Guarantee and (ii) if requested by the Administrative Agent or the Required Lenders, deliver to the Administrative Agent legal opinions relating to the matters described in clause (i) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent. Notwithstanding the foregoing, no Immaterial Subsidiary, Foreign Subsidiary or TCAS Subsidiary (except as provided below) of the Borrower shall be required to execute a Subsidiary Guarantee or Subsidiary Pledge Agreement, and no more than 65% of the Capital Stock of or equity interests in any Foreign Subsidiary of the Borrower or any of its Subsidiaries if more than 65% of the assets of such Subsidiary are securities of foreign companies (such determination to be made on the basis of fair market value), shall be required to be pledged hereunder; provided, that if, after the consummation of any sale of a portion of Capital Stock of the TCAS Subsidiary, the TCAS Subsidiary thereafter becomes a Wholly Owned Subsidiary, then the TCAS Subsidiary shall become a party to the Subsidiary Guarantee and Subsidiary Pledge Agreement and Borrower shall promptly (and in any event within 30 days

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         after such event occurs) comply with the requirements of this subsection 6.10(b) with respect to the TCAS Subsidiary.

         6.11 Foreign Jurisdictions. Maintain due qualification as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to so qualify could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         6.12 Government Contracts. The Borrower and its Subsidiaries shall apply for and maintain all material facility security clearances and personnel security clearances required of the Borrower under all Requirements of Law to perform and deliver under any and all Government Contracts and as otherwise may be necessary to continue to perform the business of the Borrower and its Subsidiaries.

         6.13 TCAS Subsidiary. The Borrower shall at all times own, directly or indirectly, at least fifty-one percent (51%) of the Capital Stock of the TCAS Subsidiary; provided, that Borrower shall be permitted to sell all of the Capital Stock of the TCAS Subsidiary owned, directly or indirectly, by Borrower without violating the terms of this subsection so long as the Net Proceeds resulting therefrom are applied in accordance with the terms of subsection 2.6(b)(ii) and (iii) hereof.

         6.14 Required Distributions for TCAS Subsidiary. To the extent not prohibited under applicable law, the Borrower shall cause the TCAS Subsidiary to distribute to the holders of Capital Stock of the TCAS Subsidiary not later than the 50th day after each fiscal quarter of Borrower for the immediately preceding fiscal quarter (i) all amounts necessary to fund tax obligations arising by virtue of the ownership of such Capital Stock ("Tax Distributions") and (ii) after giving effect to the funding of such quarterly Tax Distributions, all unrestricted cash on hand not needed to fund the anticipated working capital and capital expenditure needs of the TCAS Subsidiary.

                         SECTION 7. NEGATIVE COVENANTS

         The Borrower hereby agrees that, so long as any portion of the Commitments remain in effect or any amount is owing to any Lender or any of the Agents hereunder or under any other Credit Document, the Borrower shall not, and (except with respect to subsection 7.1), shall not permit any of its Subsidiaries to, directly or indirectly:

         7.1 Financial Condition Covenants.

              (a) Debt Ratio. Permit the Debt Ratio at the last day of any fiscal quarter to be greater than the ratio set forth below opposite the date on which such fiscal quarter ends:

                  Fiscal Quarter Ending             Ratio

                  June 30, 2001                     4.50

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                  September 30, 2001                4.50
                  December 31, 2001                 4.50

                  March 31, 2002                    4.50
                  June 30, 2002                     4.50
                  September 30, 2002                4.50
                  December 31, 2002                 4.25

                  March 31, 2003                    4.25
                  June 30, 2003                     4.25
                  September 30, 2003                4.25
                  December 31, 2003                 4.00

                  March 31, 2004                    4.00
                  June 30, 2004                     4.00
                  September 30 2004                 4.00
                  December 31, 2004
                    and thereafter                  3.50

              (b) Interest Coverage. Permit the ratio of (i) Consolidated EBITDA to (ii) Consolidated Cash Interest Expense at the last day of any fiscal quarter set forth below to be less than the ratio set forth opposite the date on which such fiscal quarter ends (such ratio, the "Interest Coverage Ratio"):

                  Fiscal Quarter Ending              Interest Coverage Ratio

                  June 30, 2001                               2.50
                  September 30, 2001                          2.50
                  December 31, 2001                           2.50

                  March 31, 2002                              2.50
                  June 30, 2002                               2.50
                  September 30, 2002                          2.50
                  December 31, 2002                           2.75

                  March 31, 2003                              2.75
                  June 30, 2003                               2.75
                  September 30, 2003                          2.75
                  December 31, 2003 and thereafter            3.00

         7.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

              (a) Indebtedness of the Borrower under this Agreement, the Facility A Credit Agreement and the Facility C Credit Agreement (if Facility C exists);

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

              (b) Indebtedness of the Borrower incurred to finance the acquisition of fixed or capital assets (whether pursuant to a loan, a Financing Lease or otherwise) in an aggregate principal amount not exceeding $50,000,000 at any time outstanding;

              (c) Indebtedness assumed in connection with any Investment permitted pursuant to subsection 7.9(k) hereof;

              (d) additional Indebtedness of the Borrower and/or its Subsidiaries not exceeding $75,000,000 in aggregate principal amount at any one time outstanding (of which up to $50,000,000 may be secured by Liens permitted pursuant to subsection 7.3(i) hereof);

              (e) Indebtedness of the Borrower or any Subsidiary in respect of any Subordinated Debt;

              (f) the Indebtedness of the Borrower and its Subsidiaries outstanding on the Closing Date and reflected on Schedule 7.2(f), and refundings or refinancings thereof, provided that no such refunding or refinancing shall shorten the maturity or increase the principal amount of the original Indebtedness;

              (g) Guarantee Obligations permitted by subsection 7.4;

              (h) the incurrence by any Credit Party of intercompany Indebtedness between or among the Credit Parties; provided, however, that if the Borrower is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations;

              (i) Indebtedness secured by Permitted Liens;

              (j) Indebtedness of the Borrower or any of its Subsidiaries (other than as described under subsection 7.2(a) above) incurred in connection with the issuance of any surety bonds, performance letters of credit or other similar performance bonds required pursuant to any Contractual Obligation or Requirement of Law to which Borrower or any of its Subsidiaries are subject in an aggregate principal amount not exceeding $100,000,000 at any time outstanding; and

              (k) Indebtedness of the Borrower in respect of any Interest Rate Agreements.

         7.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

              (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect

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

         thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

              (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

              (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

              (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

              (e) easements, rights-of-way, zoning restrictions, other restrictions and other similar encumbrances previously or hereafter incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or such Subsidiary;

              (f) Liens in existence on the date hereof listed on Schedule 7.3(f), securing Indebtedness permitted by subsection 7.2(f), provided that no such Lien is expanded to cover any additional property (other than after-acquired title in or on such property and proceeds of the existing collateral in accordance with the instrument creating such
         Lien) after the Closing Date and that the amount of Indebtedness secured thereby is not increased and extensions, renewals or replacements thereof provided that no such extension, renewal or replacement shall shorten the fixed maturity or increase the principal amount of the original Indebtedness; and provided, further, that the assets of the Borrower and its Subsidiaries encumbered by such Liens are existing equipment and other existing tangible assets;

              (g) Liens securing Indebtedness of the Borrower and its Subsidiaries permitted by subsection 7.2(b) incurred to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness (other than after acquired title in or on such property and proceeds of the existing collateral in accordance with the instrument creating such Lien) and (iii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the original purchase price of such property at the time it was acquired;

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

              (h) Liens on the property or assets of a corporation which becomes a Subsidiary after the date hereof securing Indebtedness permitted by subsection 7.2(c), provided that (i) such Liens existed at the time such corporation became a Subsidiary and were not created in anticipation thereof, (ii) any such Lien is not expanded to cover any property or assets of such corporation after the time such corporation becomes a Subsidiary (other than after acquired title in or on such property and proceeds of the existing collateral in accordance with the instrument creating such Lien), and (iii) the amount of Indebtedness secured thereby is not increased;

              (i) Liens (not otherwise permitted hereunder) which secure obligations not exceeding (as to the Borrower and all Subsidiaries) $50,000,000 in aggregate amount at any time outstanding;

              (j) Liens created pursuant to the Pledge Agreements;

              (k) Liens on the property of the Borrower or any of its Subsidiaries in favor of landlords securing licenses, subleases or leases entered into in the ordinary course of business;

              (l) licenses, leases or subleases permitted hereunder granted to other Persons not interfering in any material respect in the business of the Borrower or any of its Subsidiaries;

              (m) so long as no Default or Event of Default shall have occurred and be continuing under clause (f) of Section 8, attachment or judgment Liens in an aggregate amount outstanding at any one time not in excess of $7,500,000;

              (n) Liens arising from precautionary Uniform Commercial Code financing statement filings with respect to operating leases or consignment arrangements entered into by the Borrower, or any of its subsidiaries in the ordinary course of business; and

              (o) Liens in favor of a banking institution arising by operation of law encumbering deposits (including the right of set-off) held by such banking institutions incurred in the ordinary course of business and which are within the general parameters customary in the banking industry.

         7.4 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:

              (a) Guarantee Obligations in existence on the date hereof and listed on Schedule 7.4 and extensions, renewals and replacements thereof, provided, however, that no such extension, renewal or replacement shall shorten the fixed maturity or increase the principal amount of the Indebtedness guaranteed by the original guarantee;

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

              (b) Guarantee Obligations of Holdings, Borrower or its Subsidiaries incurred after the date hereof in respect of an aggregate amount of obligations not to exceed $50,000,000 at any one time outstanding;

              (c) Guarantee Obligations of Holdings, Borrower or any Subsidiary in respect of any Subordinated Debt provided such Guarantee Obligations are subordinated to the Obligations on terms no less favorable to the Lenders, Facility A Lenders and Facility C Lenders (if Facility C exists) than those governing the Subordinated Debt;

              (d) Guarantee Obligations under the Credit Documents and the Facility A Credit Documents and the Facility C Credit Documents (if Facility C exists);

              (e) L/C Obligations, Facility A L/C Obligations and Facility C L/C Obligations (if Facility C exists);

              (f) Guarantee Obligations of Holdings, Borrower or any Subsidiary in respect of obligations of a Subsidiary permitted to be incurred by such Subsidiary by this Agreement; provided, that so long as the TCAS Subsidiary is not a Wholly Owned Subsidiary, no Guarantee Obligations by Borrower or any Subsidiary in respect of obligations of the TCAS Subsidiary shall be permitted under this clause (f) in excess of $3,000,000 at any time;

              (g) Guarantee Obligations in respect of up to $300,000,000 principal amount of Convertible Securities issued by Holdings having an initial annual interest rate not in excess of 7% per annum which initial annual interest rate may be subject to subsequent adjustments in accordance with the terms of such Convertible Securities in the event of a Reset Transaction (the "Permitted Convertible Securities"). As used herein, a "Reset Transaction" shall have the meaning ascribed to such term in the Indenture governing the issuance of the Convertible Senior Subordinated Notes of Holdings due 2009 as in effect at the time of such issuance; and

              (h) Guarantee Obligations of Holdings or any Subsidiary of the Borrower in respect of obligations of Borrower permitted to be incurred by Borrower under this Agreement other than in respect of Indebtedness of Borrower permitted under subsection 7.2(e).

         7.5 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except:

              (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any one or more wholly owned Subsidiaries of the Borrower (provided that the wholly owned Subsidiary or Subsidiaries shall be the continuing or surviving corporations); and

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

              (b) any wholly owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other wholly owned Subsidiary of the Borrower that is a Credit Party.

         7.6 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than the Borrower or any wholly owned Subsidiary, except:

              (a) the sale or other disposition of obsolete or worn out property in the ordinary course of business;

              (b) the sale of any property or assets not otherwise permitted by this subsection 7.6; provided that the Net Proceeds thereof shall be applied pursuant to subsection 2.6(b)(ii);

              (c) as permitted pursuant to subsection 7.5(b);

              (d) the sale, lease, transfer or exchange of inventory in the ordinary course of business;

              (e) transfers resulting from any casualty or condemnation of property or assets;

              (f) intercompany sales or transfers of assets made in the ordinary course of business;

              (g) licenses, leases or subleases of tangible property in the ordinary course of business;

              (h) any consignment arrangements or similar arrangements for the sale of assets in the ordinary course of business;

              (i) the sale or discount of overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof; and

              (j) the conveyance, sale, assignment or contribution to any new Subsidiary of the Borrower or any existing Subsidiary of the Borrower assets of the Borrower or any Subsidiary of the Borrower not exceeding five percent (5%) of the Consolidated Total Assets.

         7.7 Limitation on Dividends. Declare or pay any dividend (other than dividends payable solely in common stock of the Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the

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

Borrower or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary other than Permitted Stock Payments.

         7.8 Designated Senior Debt. Designate any Indebtedness or other obligation, other than Indebtedness under the Credit Documents, the Facility A Credit Documents and the Facility C Credit Documents (if Facility C exists) as "Designated Senior Debt," as such term is defined in the Original Indenture as in effect on April 30, 1997, the New Subordinated Debt Indenture as in effect on May 22, 1998 or the December 1998 Subordinated Debt Indenture as in effect on December 8, 1998, or any comparable designation that confers upon the holders of such Indebtedness or other obligation (or any Person acting on their behalf) the right to initiate blockage periods under the Original Indenture, the New Subordinated Debt Indenture or the December 1998 Subordinated Debt Indenture or any other Indebtedness or other obligation of the Borrower and its Subsidiaries (other than as a result of a payment default).

         7.9 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person ("Investments"), except:

              (a) extensions of trade credit in the ordinary course of business;

              (b) Investments in Cash Equivalents;

              (c) loans to officers of the Borrower listed on Schedule 7.9(c) in aggregate principal amounts outstanding not to exceed the respective amounts set forth for such officers on said Schedule;

              (d) loans and advances to employees of the Borrower or its Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business in an aggregate amount for the Borrower and its Subsidiaries not to exceed $1,000,000 at any one time outstanding;

              (e) Investments by the Borrower in its Subsidiaries that are Credit Parties and investments by such Subsidiaries in the Borrower and in other Subsidiaries that are Credit Parties;

              (f) so long as no Event of Default has occurred and is continuing, loans by the Borrower to its employees (other than any Principals or their Related Parties) in connection with (i) management incentive plans, (ii) management stock purchase plans, and (iii) obligations of employee option-holders of Storm Control Systems, Inc. to fund the exercise of such options, which loans in (i), (ii) and (iii) in the aggregate do not exceed $5,000,000;

              (g) Investments in existence on the Original Closing Date and extensions, renewals, modifications or restatements or replacements thereof;

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

              (h) promissory notes and other similar non-cash consideration received by the Borrower and its Subsidiaries in connection with the dispositions permitted by subsection 7.6(b);

              (i) Investments permitted by subsection 7.6(b) and subsection 7.6(j);

              (j) Investments (including debt obligations and Capital Stock) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

              (k) Investments made at any time from and after the Original Closing Date to acquire (i) all or any portion of the Capital Stock, or all or any portion of the assets, of any Person (other than the Borrower or any of its Subsidiaries) that is engaged in a Similar Business, or (ii) all or substantially all of the assets of any division of any Person (other than the Borrower or any of its Subsidiaries) that is engaged in a Similar Business; provided, that,
         (a) if such Investment is an acquisition of a majority of the Voting Stock of any Person, such Person's board of directors or similar governing body shall have approved such acquisition and (b) at the time of each such Investment described above in clauses (i) and (ii) (both before and after giving effect to such Investment), there shall exist no Default or Event of Default; provided, further, that in connection with each individual, or series of related, Investments made pursuant to this subsection 7.9(k) exceeding $50,000,000, the Borrower shall deliver to the Administrative Agent, no later than two (2) Business Days after the consummation of such Investment or Investments, a certificate of a Responsible Officer that certifies that no Default or Event of Default has occurred and is continuing or will be caused as a result of consummating such proposed Investment;

              (l) Investments consisting of intercompany advances by Borrower to Holdings to fund interest or dividend expense in respect of the Permitted Convertible Securities issued by Holdings, provided that such intercompany advances shall not, in any fiscal year, exceed an amount equal to the interest or dividends actually accruing on the outstanding principal amount of such Permitted Convertible Securities in such fiscal year less the sum of all Permitted Stock Payments funded pursuant to clause (D) of the definition thereof by Borrower to Holdings in respect of such Permitted Convertible Securities in such fiscal year; and

              (m) solely with respect to the TCAS Subsidiary (I) Investments by Borrower in the TCAS Subsidiary consisting of a contribution of all assets related to the TCAS Acquired Company occurring substantially concurrent with Borrower's sale of a portion of the Capital Stock of the TCAS Subsidiary to another Person and (II) at any time the TCAS Subsidiary is not a Wholly Owned Subsidiary, the aggregate amount of Investments by Borrower or any other Subsidiaries in the TCAS Subsidiary at any time (other than and in addition to the contribution to the TCAS Subsidiary by Borrower of (x) the assets related to the TCAS Acquired Company in an amount not to exceed the product of (a) the final purchase price paid by Borrower for the TCAS Acquired Company pursuant to the TCAS Acquisition Documents, after giving effect to any post-

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

         closing purchase price adjustments required pursuant to such TCAS Acquisition Documents and (b) the Borrower's percentage ownership interest in the TCAS Subsidiary immediately following such transaction and (y) subject to the written consent of the Agents, which shall not be unreasonably withheld or delayed, cash for the ongoing operating needs of the TCAS Subsidiary funded within 3 months after the date the TCAS Subsidiary ceases to be a Wholly Owned Subsidiary), provided that such Investments do not at any time exceed the greater of (i) $17,000,000 or (ii) the sum of $10,000,000 plus an amount equal to ten percent (10%) of the aggregate cash distributions received by Borrower from the TCAS Subsidiary during the immediately preceding 12-month period.

         7.10 Limitation on Optional Payments and Modifications of Instruments and Agreements.

              (a) Make any optional payment or prepayment on or redemption or purchase of, or deliver any funds to any trustee for the prepayment, redemption or defeasance of, any Subordinated Debt or amend, modify or change, or consent or agree to any amendment, modification or change to any of the material terms of any such Subordinated Debt Documents (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon).

              (b) Amend its Constitutional Documents in any manner which could adversely affect the rights of the Lenders under the Credit Documents or their ability to enforce the same.

              (c) Modify or amend, or waive any provision or condition contained in, any of the Transaction Documents in any manner that could reasonably be expected to be adverse to the Lenders.

         7.11 Limitation on Transactions with Affiliates.

              (a) Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (i) otherwise permitted under this Agreement, (ii) in the ordinary course of the Borrower's or such Subsidiary's business and (iii) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

              (b) In addition, notwithstanding the foregoing, the Borrower and its Subsidiaries shall be entitled to make the following payments and/or to enter into the following transactions:

         (i) the payment of reasonable and customary fees and reimbursement of expenses payable to directors of the Borrower and Holdings;

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

         (ii) the employment arrangements with respect to the procurement of services of directors, officers and employees in the ordinary course of business and the payment of reasonable fees in connection therewith;

         (iii) payments to directors and officers of the Borrower and its Subsidiaries in respect of the indemnification of such Persons in such respective capacities from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, as the case may be, pursuant to the Constitutional Documents or other corporate action of the Borrower or its Subsidiaries, respectively, or pursuant to applicable law; and

              (iv) transactions described in the Transaction Documents.

         7.12 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary; provided that the Borrower may enter into a sale and leaseback transaction if the Borrower could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction and (b) incurred a Lien to secure such Indebtedness, in each case in accordance with the restrictions contained in this Agreement and the other Credit Documents.

         7.13 Limitation on Changes in Fiscal Year. Permit the fiscal year of the Borrower to end on a day other than December 31.

         7.14 Limitation on Negative Pledge Clauses. Enter into with any Person any agreement, other than (a) this Agreement, the Facility A Credit Agreement and the Facility C Credit Agreement (if Facility C exists), (b) the Subordinated Debt Documents, and (c) any industrial revenue bonds, purchase money mortgages or Financing Leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby other than after acquired title in or on such property and proceeds of the existing collateral in accordance with the instrument creating such Lien), which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

         7.15 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary (other than an Immaterial Subsidiary), except for Similar Businesses.

                          SECTION 8. EVENTS OF DEFAULT

         If any of the following events shall occur and be continuing:

              (a) The Borrower shall fail to pay any principal of any Loan or any Reimbursement Obligation when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any Loan, or any other

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

         amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof;

              (b) Any representation or warranty made or deemed made by the Borrower or any other Credit Party herein or in any other Credit Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Credit Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

              (c) The Borrower or any other Credit Party shall default in the observance or performance of any agreement contained in Section 7 or subsection 6.7(a) of this Agreement, Section 4 of the Parent Guarantee,
         Section 4 of the Subsidiary Guarantee, Section 4 of the Parent Pledge Agreement, Section 4 of the Borrower Pledge Agreement, or Section 4 of the Subsidiary Pledge Agreement;

              (d) The Borrower or any other Credit Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Credit Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days;

              (e) The Borrower or any of its Subsidiaries shall (i) default (x) in any payment of principal of or interest of any Indebtedness (other than the Loans, the L/C Obligations and any intercompany debt) or Interest Rate Agreement Obligations or (y) in the payment of any Guarantee Obligation (excluding any guaranties of the Obligations), beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness, Interest Rate Agreement Obligation or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness, Interest Rate Agreement Obligation or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; provided, however, that no Default or Event of Default shall exist under this paragraph unless
         (i) the aggregate amount of Indebtedness, Interest Rate Agreement Obligations and/or Guarantee Obligations in respect of which any default or other event or condition referred to in this paragraph shall have occurred shall be equal to at least $15,000,000 and (ii) such default continues for a period in excess of 10 days;

              (f) (i) Holdings, the Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future

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

         law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Holdings, the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Holdings, the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against Holdings, Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) Holdings, the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Holdings, the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

              (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, reasonably likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other similar event or condition shall occur or exist with respect to a Plan that is not in the ordinary course; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect;

              (h) One or more judgments or decrees shall be entered against Holdings, the Borrower or any of its Subsidiaries involving in the aggregate a

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

         liability (not paid or fully covered by insurance (which coverage has been acknowledged by the appropriate insurers)) of $15,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof;

              (i) (i) Any of the Pledge Agreements shall cease, for any reason, to be in full force and effect (unless released by the Administrative Agent at the direction of the requisite Lenders or as otherwise permitted under this Agreement or the other Credit Documents), or the Borrower or any other Credit Party which is a party to any of the Pledge Agreements shall so assert or (ii) the Lien created by any of the Pledge Agreements shall cease to be enforceable and of the same effect and priority purported to be created thereby (and, if such invalidity is such so as to be amenable to cure without materially disadvantaging the position of the Administrative Agent and the Lenders, as the case may be, as secured parties thereunder, the Credit Party shall have failed to cure such invalidity within 30 days after notice from the Administrative Agent);

              (j) The Guarantee Obligation of any Credit Party under the Credit Documents shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Credit Party or any Person acting on behalf of any Credit Party, shall deny or disaffirm its obligations under such Guarantee Obligation;

              (k) There shall have occurred a Change in Control; or

              (l) An "Event of Default" as defined in the Facility A Credit Agreement and/or the Facility C Credit Agreement (if Facility C exists) shall have occurred and be continuing;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of this Section above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and the Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice of default to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable.

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

         With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the Dollar Equivalent of the aggregate then undrawn and unexpired amount of such Letters of Credit. The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Lender and the L/C Participants (and the benefit of each such "Issuing Lender" and the "L/C Participants" as defined in the Facility A Credit Agreement and the Facility C Credit Agreement, if Facility C exists), a security interest in such cash collateral to secure all obligations of the Borrower under this Agreement, the Facility A Credit Agreement, and the Facility C Credit Agreement (if Facility C exists), the other Credit Documents, the other Facility A Credit Documents and the Facility C Credit Documents (if Facility C exists). Amounts held in such cash collateral account shall be applied by the Administrative Agent in accordance with subsection 2.12 hereof. The Borrower shall execute and deliver to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants (and each applicable "Issuing Lender" and the "L/C Participants" as defined in the Facility A Credit Agreement and the Facility C Credit Agreement, if Facility C exists), such further documents and instruments as the Administrative Agent may request to evidence the creation and perfection of the within security interest in such cash collateral account.

         EXCEPT AS EXPRESSLY PROVIDED ABOVE IN THIS SECTION, PRESENTMENT, DEMAND, PROTEST AND ALL OTHER NOTICES OF ANY KIND ARE HEREBY EXPRESSLY WAIVED.

                      SECTION 9. THE AGENTS; THE ARRANGERS

         9.1 Appointment. Each Lender hereby irrevocably designates and appoints each of the Agents as the agent of such Lender under this Agreement and the other Credit Documents, and each such Lender irrevocably authorizes each of the Agents, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, none of the Agents shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against any of the Agents.

         9.2 Delegation of Duties. The Agents may execute any of their duties under this Agreement and the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. None of the Agents shall be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

         9.3 Exculpatory Provisions. Neither any of the Agents nor any of their officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be
(i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this

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Agreement or any other Credit Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any other Credit Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. None of the Agents shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of the Borrower.

         9.4 Reliance by Agents. The Agents shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by such Agent. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with such Agent. Except as expressly provided in this Agreement, the Agents shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

         9.5 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that any Agent receives such a notice, such Agent shall give notice thereof to the Lenders. Each Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Class Lenders; provided that unless and until such Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders, the Facility A Lenders and the Facility C Lenders (if Facility C exists) taken as a whole.

         9.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither any of the Agents nor any of their officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by any of the Agents hereafter taken, including any review of the affairs of the Borrower,

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

shall be deemed to constitute any representation or warranty by any of the Agents to any Lender. Each Lender represents to each of the Agents that it has, independently and without reliance upon any of the Agents or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and credit worthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any of the Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any of the Agents hereunder (or copies of which have been provided to the Administrative Agent pursuant to this Agreement), none of the Agents shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Credit Party which may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         9.7 Indemnification. The Lenders agree to indemnify each of the Agents in their respective capacities as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages with respect to all Types of Loans in effect on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against any of the Agents in any way relating to or arising out of, the Commitments, this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any of the Agents under or in connection with any of the foregoing provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.

         9.8 Agents, in Their Individual Capacities. The Agents and their respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Agents were not acting in such capacities hereunder and under the other Credit Documents. With respect to the Loans made or renewed by it and any Note issued to it or Loan Account maintained by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include the Agents in their individual capacities.

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

         9.9 Successor Administrative Agent, Syndication Agent and Documentation Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall, unless a Default or Event of Default shall have occurred and be continuing, be approved by the Borrower. If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor administrative agent as provided for above. Similarly, the Syndication Agent and/or the Documentation Agent may resign as Syndication Agent and/or Documentation Agent, as the case may be, upon 30 days' notice to the Lenders. The procedure for replacement and effective date of resignation for the Syndication Agent and the Documentation Agent shall be identical to that provided above for the Administrative Agent.

         9.10 The Arrangers and the Senior Managing Agents. Except as expressly set forth herein, each of the Arrangers and the Senior Managing Agents, in their respective capacities as such, shall have no duties or responsibilities, and shall incur no liabilities, under this Agreement or the other Credit Documents.

                           SECTION 10. MISCELLANEOUS

         10.1 Amendments and Waivers. Neither this Agreement nor any other Credit Document, nor any terms hereof or thereof may be amended, supplemented, waived or modified except in accordance with the provisions of this subsection. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend any scheduled date of maturity of any Loan, extend the expiration of any Letter of Credit beyond the Revolving 364 Day

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

Termination Date, or reduce the stated rate or amount of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, in each case without the consent of each Lender affected thereby, or increase the commitment of any Lender or extend the expiry of the commitment of any Lender without the consent of such Lender, (ii) amend, modify or waive the definition of Required Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Credit Documents, in each case without the written consent of all the Lenders, (iii) release all or substantially all of the Collateral or release all or substantially all of the Credit Parties from their Guarantee Obligations under the Credit Documents without the consent of all Lenders, (iv) amend, modify or waive any provision of Section 9 without the written consent of the then Agents, or (v) amend, modify or waive any provision of this Agreement or any other Credit Document which would directly and adversely affect the Arrangers or the Agents or the Issuing Lender without the written consent of the Arrangers, the Agents or the Issuing Lender, as the case may be. In addition to the foregoing,
(A) no amendment, modification, termination or waiver of any provision of subsection 2.5, subsection 2.6 or subsection 2.12 which has the effect of changing any interim scheduled payments, voluntary or mandatory prepayments, the application of any scheduled payment or voluntary or mandatory prepayment, the application of proceeds of any Collateral or any Commitment reductions applicable to any Class (an "Affected Class") in a manner that disproportionately disadvantages such Class relative to the other Class shall be effective without the written concurrence of the Requisite Class Lenders of the Affected Class (it being understood and agreed that any amendment, modification, termination or waiver of any provision which only postpones or reduces any interim scheduled payment, voluntary or mandatory prepayment or Commitment reduction from those set forth in subsection 2.6 with respect to only one Class shall be deemed to not disproportionately disadvantage the other Class and, therefore, shall not require the consent of Requisite Class Lenders of such other Class), (B) no amendment, modification, termination or waiver of any provision of any Guarantee or Pledge Agreement shall be effective without the written concurrence of the Requisite Class Lenders for each Class, (C) no amendment, modification, termination or waiver of any provision of subsection 2.1(a) which specifically requires the written consent of the Required Class Lenders shall be effective without the written concurrence of the Required Class Lenders of each Class; and (D) no amendment, modification or waiver with respect to any provision of this subsection 10.1 or to the definition of "Requisite Class Lenders" or "Required Class Lenders" shall be effective without the written concurrence of all Lenders, all Facility A Lenders and all Facility C Lenders (if Facility C exists). Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Agents and the Issuing Lender and all future holders of the Loans. Any extension of a Letter of Credit by the Issuing Lender shall be treated hereunder as issuance of a new Letter of Credit. In the case of any waiver, the Borrower, the Lenders and the Agents and the Issuing Lender shall be restored to their former positions and rights hereunder and under the other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

         10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the

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

case of delivery by hand, when delivered, (b) in the case of delivery by mail, three days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of the Borrower, the Administrative Agent, Issuing Lender, the Syndication Agent and the Documentation Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

         Holdings, the Borrower
                  or any of its
                  Subsidiaries:  L-3 Communications Corporation
                                 600 Third Avenue, 34th Floor
                                 New York, NY  10016

                                 Attention:  Robert LaPenta
                                 Fax:  (212) 805-5470


                                 with a copy to

                                 Attention:  Christopher C. Cambria
                                 Fax:  (212) 805-5494

         The Administrative
                  Agent: Addresses for notices of borrowing, prepayments and other administrative matters:

                                 Bank of America, N.A.
                                 101 N. Tryon Street, 15th Floor
                                 Charlotte, NC 28255

                                 Attention:  Jennifer Thompson
                                 Fax:        (704) 409-0024
                                 Tel:        (704) 388-1558


                                 Addresses for all
                                 other notices
                                 (including with
                                 respect to
                                 amendments and
                                 waivers):

                                 Bank of America, N.A.
                                 1455 Market Street, 12th Floor
                                 San Francisco, CA  94103

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

                                 Attention:  Agency Management #10831
                                             Liliana Claar, Vice President
                                 Fax:        (415) 436-3425
                                 Tel:        (415) 436-2770


                                 with a copy to:

                                 Bank of America, N.A.
                                 335 Madison Avenue
                                 New York, NY 10017

                                 Attention:  Steve Aronowitz
                                 Fax:  (212) 503-7066
                                 Tel:  (212) 503-7950

         The Issuing Lender:
                                 Bank of America, N.A.
                                 333 S. Beaudry Avenue, 19th Floor
                                 Los Angeles CA  90017-1486

                                 Attention: Trade Operations Center -
                                            Standby Letters of Credit
                                            #22621
                                            Sandra M. Leon, Vice President
                                 Fax:       (213) 345-6694
                                 Tel:       (213) 345-5231


         The Documentation
                  Agent:         Lehman Commercial Paper Inc.
                                 3 World Financial Center, 11th Floor
                                 New York, New York  10285

                                 Attention:  Andrew Keith
                                 Fax:  (212) 526-0242

         The Syndication
                  Agent:         Lehman Commercial Paper Inc.
                                 3 World Financial Center, 11th Floor
                                 New York, New York 10285

                                 Attention: Andrew Keith
                                 Fax:  (212) 526-0242

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to subsection 2.2, 2.4, 2.6, 2.7, 2.12 or 3.2 shall not be effective until received.

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

         10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Credit Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Credit Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

         10.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse each of the Agents for all of their respective reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees, charges and disbursements of a single counsel for the Lenders (in addition to any local counsel), (b) to pay or reimburse each Lender and each Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Credit Documents and any such other documents, including, without limitation, the fees and disbursements of counsel to each Lender and of counsel to any Agent, (c) to pay, indemnify, and hold each Lender and each Agent and each Issuing Lender harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Credit Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and each Arranger, each Agent and each Issuing Lender harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement or the other Credit Documents or the use of the proceeds of the Loans in connection with the Transaction, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), it being understood that the Borrower shall have an obligation hereunder to the Lender or any Agent with respect to any indemnified liabilities incurred by any Agents, Arranger or the Issuing Lender or any Lender as a result of any Materials of Environmental Concern that are first manufactured, emitted, generated, treated, released, spilled, stored or disposed of on, at or from any Property or any violation of any Environmental Law, which in any case first occurs on or with respect to such Property (i) after the Property is transferred to any Agent, Arranger, Issuing Lender or any Lender or their successors or assigns

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

by foreclosure sale, deed in lieu of foreclosure, or similar transfer or, following such transfer, (ii) in connection with, but prior to, the sale, leasing or other transfer of such Property by such Agent, Arranger, Issuing Lender, or any Lender or their successors or assigns to one or more third parties; provided, however, that the Borrower shall have no obligation hereunder to any Agent or the Issuing Lender or any Lender with respect to otherwise indemnified liabilities arising from the gross negligence or willful misconduct of such Agent or the Issuing Lender or any such Lender, or with respect to otherwise indemnified liabilities following the sale, leasing or other transfer of such Property to one or more third parties. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder.

         10.6 Successors and Assigns; Participation and Assignments.

              (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agents and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

              (b) Any Lender may, in the ordinary course of its business and in accordance with applicable law and the limitations set forth in subsection 2.1(a)(ii), at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender or any other interest of such Lender hereunder and under the other Credit Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Credit Documents, and the Borrower and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Credit Documents. No Lender shall be entitled to create in favor of any Participant, in the participation agreement pursuant to which such Participant's participating interest shall be created or otherwise, any right to vote on, consent to or approve any matter relating to this Agreement or any other Credit Document except for those specified in clauses (i), (ii) and (iii) of the proviso to subsection 10.1. The Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 10.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 2.14,
         2.15 and 2.16 with respect to its participation in the Letters of Credit, the Commitments and the

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

         Loans outstanding from time to time as if it was a Lender;
         provided that in the case of subsection 2.15, such Participant shall have complied with the requirements of said subsection; provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

              (c) Any Lender may, in the ordinary course of its business and in accordance with applicable law and the limitations set forth in subsection 2.1(a)(ii), at any time and from time to time assign to any Lender, any affiliate thereof or, in the case of Lender that is an investment fund which is regularly engaged in making, purchasing or investing in loans or securities (an "Investment Fund"), any other such Investment Fund which is under common management with such Lender, or, with the consent of the Borrower, the Administrative Agent, the Syndication Agent and each Applicable Issuing Lender (which in each case shall not be unreasonably withheld), to an additional bank, Investment Fund or financial institution (an "Assignee") all or any part of its rights and obligations under this Agreement and the other Credit Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit F, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower, the Administrative Agent, the Syndication Agent and each Applicable Issuing Lender) and delivered to the Administrative Agent for its acceptance and recording in the Register with a copy to the Syndication Agent, provided that, in the case of any such assignment to an additional bank or financial institution, (A) either (x) such assignment is of all the rights and obligations of the assigning Lender or (y) the sum of the aggregate principal amount of the Loans, the aggregate amount of the L/C Obligations and the aggregate amount of the unused Commitments being assigned and, if such assignment is of less than all of the rights and obligations of the assigning Lender, the sum of the aggregate principal amount of the Loans, the aggregate amount of the L/C Obligations and the aggregate amount of the unused Commitments remaining with the assigning Lender are each not less than $5,000,000 (or such lesser amount as may be agreed to by the Borrower and the Administrative Agent) and (B) each Assignee which is a Non-U.S. Lender shall comply with the provisions of clause (A) of subsection 2.15(b) hereof, or, with the prior written consent of the Borrower, which shall not be unreasonably withheld, the provisions of clause (B) of subsection 2.15(b) hereof (and, in either case, with all of the other provisions of subsection 2.15(b) hereof). Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the

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

         remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this paragraph (c) and paragraph (f) of this subsection, the consent of the Borrower shall not be required for any assignment which occurs at any time when any of the events described in clause (f) of Section 8 shall have occurred and be continuing.

              (d) The Administrative Agent, on behalf of the Borrower, shall maintain at the address of the Administrative Agent referred to in subsection 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and Commitments of and principal amounts of the Loans of each Type owing to each Lender from time to time and the registered owners of the Obligations evidenced by the Notes and the Loan Accounts. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Loan, a Note or other Obligation hereunder as the owner thereof for all purposes of this Agreement and the other Credit Documents, notwithstanding any notice to the contrary. Any assignment of any Loan, Commitment or other obligation evidenced by a Note or a Loan Account shall be effective only upon appropriate entries with respect thereto being made in the Register, and prior to such recordation, all amounts owing to the assignor with respect thereto shall remain owing to the assignor. Any assignment or transfer of all or part of an Obligation evidenced by a Note shall be registered in the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Obligation, duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the holder thereof, and thereupon one or more new Notes shall be issued to the designated Assignee, if requested, and the old Note shall be returned by the Administrative Agent to the Borrower marked "canceled."

              (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower the Administrative Agent, the Syndication Agent and each Applicable Issuing Lender) together with payment to the Administrative Agent of a registration and processing fee of $3,500 (provided that no such payment shall be required whenever LCPI or BOA is the assigning Lender), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower. Following the effective date of any such Assignment and Acceptance, the Administrative Agent shall be entitled to update Schedule I hereto to reflect the then outstanding Commitments of each Lender whereupon such amended Schedule I shall be substituted for the pre-existing Schedule I and be deemed a part of this Agreement without any further

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

         action or consent of any party and the Administrative Agent shall promptly deliver a copy of such amended Schedule I to each Lender and the Borrower.

              (f) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee, subject to the provisions of subsection 10.15, any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

              (g) If, pursuant to this subsection 10.6, any interest in this Agreement or any Loan is transferred to any Transferee which would be a Non-U.S. Lender upon the effectiveness of such transfer, the assigning Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the assigning Lender (for the benefit of the assigning Lender, the Administrative Agent and the Borrower) that under applicable law and treaties no U.S. Taxes will be required to be withheld by the Administrative Agent, the Borrower or the assigning Lender with respect to any payments to be made to such Transferee in respect of the Loans, (ii) to furnish to the assigning Lender (and, in the case of any Assignee registered in the Register, the Administrative Agent and the Borrower such Internal Revenue Service Forms required to be furnished pursuant to subsection 2.15(b) and (iii) to agree (for the benefit of the assigning Lender, the Administrative Agent and the Borrower) to be bound by the provisions of subsection 2.15(b).

              (h) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

              (i) Notwithstanding any other provision contained in this Agreement or any other Credit Document to the contrary, (x) any Lender may assign all or any portion of the Loans held by it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Federal Reserve Board and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans made by the Borrower to or for the account of the assigning or pledging Lender in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect to such assigned Loans to the extent of such payments and (y) with the consent of the Administrative Agent (not to be unreasonably withheld), any Lender which is an Investment Fund may pledge all or any portion of its Loans to its trustee in support of its obligations to its trustee. No such assignment shall release the assigning Lender from its obligations hereunder.

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

         10.7 Adjustments; Set-off.

              (a) At any time that an Event of Default has occurred and is continuing, if any Lender (a "benefited Lender") shall at any time receive any payment of all or part of its Loans or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in clause
         (f) of Section 8, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, Facility A Lender or Facility C Lender (if Facility C exists) (any such affected Lender, Facility A Lender or Facility C Lender (if Facility C exists), hereinafter, an "Affected Lender"), if any, in respect of the Borrower's obligations owing to such other Affected Lender, whether under this Agreement, the Facility A Credit Agreement or Facility C Credit Agreement (if Facility C exists), including any interest thereon, such benefited Lender shall purchase for cash from each other Affected Lender a participating interest in such portion of each such other Affected Lender's Loans or the Reimbursement Obligations owing to it, Facility A Loans or Facility A Reimbursement Obligations and/or Facility C Loans or Facility C Reimbursement Obligations (if Facility C exists) owing to it, or shall provide such other Affected Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Affected Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest unless the benefited Lender is required by court order to pay interest thereon, in which case each Lender returning funds to such benefited Lender shall pay its pro rata share of such interest.

              (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. Each Lender and Borrower also agree that all proceeds of any such set-off shall be subject to the ratable sharing provisions of subsections

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

         2.12 and 10.7(a) hereof to the same extent as if an Event of Default had occurred and was then continuing.

         10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

         10.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10.10 Integration. This Agreement and the other Credit Documents represent the agreement of the Borrower, the Agents and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

         10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         10.12 SUBMISSION TO JURISDICTION; WAIVERS. THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

              (a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

              (b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

              (c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY

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

         THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY
         SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH IN SUBSECTION 10.2 OR AT SUCH OTHER ADDRESS OF WHICH THE ADMINISTRATIVE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO;

              (d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

              (e) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SUBSECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

         10.13 Acknowledgments. The Borrower hereby acknowledges that:

              (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;

              (b) none of the Arrangers, the Agents nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between any of the Agents and the Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

              (c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

         10.14 WAIVERS OF JURY TRIAL. THE BORROWER, THE AGENTS, THE ARRANGERS, THE LENDERS AND THE OTHER PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         10.15 Confidentiality. Each Lender agrees to keep confidential all non-public information provided to it by the Borrower pursuant to this Agreement that is designated by the Borrower in writing as confidential (excluding any such information already in the possession of such Lender or provided to such Lender by a third party not in violation of this Agreement which, in either case, is not, to the knowledge of such Lender, subject to a confidentiality agreement); provided that nothing herein shall prevent any Lender from disclosing any such information (i) to any Agent or any other Lender or any of its Affiliates, (ii) to any Transferee or prospective Transferee or to any direct or indirect contractual counterparties in swap agreements or such contractual counterparties' professional advisors which receives such information and agrees to be bound by the confidentiality provisions hereof, (iii) to its employees, directors, agents, attorneys, accountants and other professional advisors, (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (vi) which has been publicly disclosed other than in breach of this Agreement, or (vii) in connection with the exercise of any remedy hereunder.

         10.16 Conversion of Currencies.

              (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the date on which final judgment is given.

              (b) The obligations of the Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum is stated to be due hereunder (the "Agreement Currency"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrower contained in this subsection 10.16 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

         10.17 Existing Agreements Superseded. As set forth in subsection 1.3 hereof, the Original Credit Agreement is superseded by this Credit Agreement, which has been executed in renewal, amendment, restatement and modification, but not in novation or extinguishment of, the obligations under the Original Credit Agreement.

         10.18 Closing Date Loans and Assignments.

              (a) On and as of the Closing Date, each of the Departing Lenders, Continuing Lenders and Additional Lenders shall sell, assign and transfer, or purchase and assume, as the case may be, such interests in
         (i) the Commitments (as defined in the Original Credit Agreement, the "Existing Commitments") and (ii) the Loan Exposure (as defined in the Original Credit Agreement, the "Existing Loan Exposure") of the Departing Lenders and Continuing Lenders immediately prior to the Closing Date, as shall be necessary in order that, after giving effect to all such assignments and purchases, the Existing Commitments and the Existing Loan Exposure will be held by the Continuing Lenders and Additional Lenders as set forth in Schedule I to this Agreement. Each Additional Lender and Continuing Lender purchasing interests of any type under this Section shall be deemed to have purchased such interests from each Departing Lender and Continuing Lender selling interests of such type ratably in accordance with the amounts of such interests sold by such Departing Lenders and Continuing Lenders. The assignments and purchases provided for in this Section shall be without recourse, warranty or representation, except that each Departing Lender and Continuing Lender assigning any interests shall be deemed to have represented that it is the legal and beneficial owner of the interests assigned by it and that such interests are free and clear of any adverse claim, and the purchase price for each such assignment and purchase shall equal the principal amount of the Loans purchased. All accrued but unpaid interest and fees due and owing thereon through but not including the Closing Date shall be paid to such Departing Lender by Borrower on or as of the Closing Date. Concurrently with the effectiveness of the assignments and purchases provided for above, the Departing Lenders shall cease to be parties to the Original Credit Agreement and shall be released from all further obligations thereunder and shall have no further rights to or interest in any of the Collateral (as defined in the Original Credit Agreement); provided, however, that the Departing Lenders shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16, 9.7, 10.5 and 10.16 of the Original Loan Agreement as in effect immediately prior to the Closing Date.

              (b) On the Closing Date, (i) each Additional Lender and Continuing Lender that is purchasing interests in the Existing Loan Exposure and Existing Commitments pursuant to subsection (a) above shall pay the purchase price for the interests purchased by it pursuant to such subsection (a) by wire transfer of immediately available funds to the Administrative Agent not later than 1:00 p.m. (New York time), and (ii) the Administrative Agent shall pay to each Departing Lender and Continuing Lender that is assigning interests in Existing Loan Exposure and Existing Commitments pursuant to subsection (a) above, out of the amounts received by the Administrative Agent from each Additional Lender and Continuing Lender pursuant to clause (i) of this subsection
         (b), the purchase price for the interests assigned by it pursuant to such subsection (a) by wire transfer of immediately available funds not later than 3:00 p.m. (New York time).

              (c) Each of the parties hereto hereby consents to the assignments and purchases provided for in subsections (a) and (b) above and agrees that (i) each Additional Lender and Continuing Lender that is purchasing or accepting interests in the Existing Commitments, the Existing Loan Exposure pursuant to subsection (a) above are assignees of the Departing Lenders and certain Continuing Lenders permitted under
         Section 10.6 of the Original Loan Agreement and (ii) each Additional Lender and each Continuing Lender shall have all the rights and obligations of a Lender under this Agreement with respect to the interests purchased by it pursuant to such subsections.



                            [SIGNATURE PAGES FOLLOW]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                           L-3 COMMUNICATIONS CORPORATION


                           By:__________________________________________
                              Title:


                           BANK OF AMERICA, N.A.
                             as Administrative Agent


                           By:__________________________________________
                             Title:


                           BANK OF AMERICA, N.A.
                             as a Lender and Swing Line Lender


                           By:__________________________________________
                             Title:


                           LEHMAN COMMERCIAL PAPER INC.,
                             as Documentation Agent, Syndication Agent and as a Lender


                           By:__________________________________________
                             Title:


     SIGNATURE PAGES TO SECOND AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT

                           THE BANK OF NEW YORK


                           By:__________________________________________
                              Title:









     SIGNATURE PAGES TO SECOND AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT

                                            BANK ONE, N.A.


                                            By:________________________
                                              Title:

     SIGNATURE PAGES TO SECOND AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT

                                            FLEET NATIONAL BANK


                                            By:____________________________
                                              Title:










     SIGNATURE PAGES TO SECOND AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT

                                            CREDIT LYONNAIS


                                            By:_______________________________
                                               Title:








    SIGNATURE PAGES TO SECOND AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT

                                            FIRST UNION COMMERCIAL CORPORATION


                                            By:_________________________________
                                               Title:





     SIGNATURE PAGES TO SECOND AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT

                                            THE FUJI BANK, LIMITED


                                            By:_____________________________-
                                              Title:



     SIGNATURE PAGES TO SECOND AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT

                                            HSBC BANK USA


                                            By:_____________________________
                                              Title:



     SIGNATURE PAGES TO SECOND AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT

                                            THE GOVERNOR AND COMPANY OF THE
                                            BANK OF IRELAND


                                            By: ________________________________
                                              Title:

                                            By: ________________________________
                                              Title:



     SIGNATURE PAGES TO SECOND AMENDED AND RESTATED 364 DAY CREDIT AGREEMENT

                                BANK OF TOKYO-MITSUBISHI TRUST COMPANY


                                By:______________________________________
                                   Title:



     SIGNATURE PAGES TO SECOND AMENDED AND RESTATED 364 DAY CREDIT AGREEMENT

                                            COMERICA BANK


                                            By:____________________________
                                              Title:



     SIGNATURE PAGES TO SECOND AMENDED AND RESTATED 364 DAY CREDIT AGREEMENT

                                           CREDIT INDUSTRIEL ET COMMERCIAL


                                            By:_______________________________
                                               Title:



     SIGNATURE PAGES TO SECOND AMENDED AND RESTATED 364 DAY CREDIT AGREEMENT

                                        THE DAI-ICHI KANGYO BANK, LTD.


                                            By:_______________________________
                                               Title:

     SIGNATURE PAGES TO SECOND AMENDED AND RESTATED 364 DAY CREDIT AGREEMENT

                                        BARCLAYS BANK PLC

                                            By:_______________________________
                                               Title:

     SIGNATURE PAGES TO SECOND AMENDED AND RESTATED 364 DAY CREDIT AGREEMENT

                                        RZB FINANCE LLC


                                        By:_______________________________
                                           Title:


     SIGNATURE PAGES TO SECOND AMENDED AND RESTATED 364 DAY CREDIT AGREEMENT

                                        ERSTE BANK, NEW YORK


                                        By:_______________________________
                                           Title:

     SIGNATURE PAGES TO SECOND AMENDED AND RESTATED 364 DAY CREDIT AGREEMENT

                                        GENERAL ELECTRIC CAPITAL CORPORATION


                                        By:_______________________________
                                           Title:

     SIGNATURE PAGES TO SECOND AMENDED AND RESTATED 364 DAY CREDIT AGREEMENT

                                        THE INDUSTRIAL BANK OF JAPAN, LIMITED


                                        By:_______________________________
                                           Title:



     SIGNATURE PAGES TO SECOND AMENDED AND RESTATED 364 DAY CREDIT AGREEMENT

                                        MITSUBISHI TRUST AND BANKING CORPORATION


                                        By:_______________________________
                                           Title:



     SIGNATURE PAGES TO SECOND AMENDED AND RESTATED 364 DAY CREDIT AGREEMENT

                                        SOCIETE GENERALE


                                        By:_______________________________
                                           Title:








     SIGNATURE PAGES TO SECOND AMENDED AND RESTATED 364 DAY CREDIT AGREEMENT

                                        SUNTRUST BANK

                                        By:_______________________________
                                           Title:


     SIGNATURE PAGES TO SECOND AMENDED AND RESTATED 364 DAY CREDIT AGREEMENT

                                        DEPARTING LENDER:

                                        The undersigned Departing Lender hereby
                                        consents to the amendment and
                                        restatement of the Original Credit
                                        Agreement and agrees to be bound by
                                        Section 10.18 of this Agreement.

                                        THE BANK OF NOVA SCOTIA

                                        By:_____________________________________
                                           Name: _______________________________
                                           Title: ______________________________

                                        Address:        One Liberty Plaza
                                                        New York, NY 10006
                                                        Attn:   Ben Sileo
                                        Facsimile No.: (212) 225-5099


     SIGNATURE PAGES TO SECOND AMENDED AND RESTATED 364 DAY CREDIT AGREEMENT

                                                                      Schedule I
                                                             To Credit Agreement

Lenders/Address for Notices                         Revolving 364-Day Commitment
LEHMAN COMMERCIAL PAPER INC.                                    $17,500,000.00
3 World Financial Center, 11th Floor
New York, New York  10285

Attention:________Andrew Keith
Fax      :________(212) 526-0242
Tel      :________(212) 526-4059

BANK OF AMERICA, N.A.                                           $17,500,000.00
335 Madison Avenue
New York, New York 10017

Attention:        Steve Aronowitz
Fax:              (212) 503-7066
Tel:              (212) 503-7950
with a copy to other parties listed inss.10.2 for BOA.

CREDIT LYONNAIS                                                 $15,000,000.00
1301 Avenue of the Americas
New York, NY  10019-6022
Attention:________Judy Domkowski
Fax:     _________(212) 459-3179
Tel:     _________(212) 261-7341

FLEET NATIONAL BANK                                             $15,000,000.00
100 Federal Street MA DE 10010A
Boston, MA  02110
Attention:________Roger Boucher
Fax:     _________(617) 434-0601
Tel:     _________(617) 434-3951

BARCLAYS BANK PLC                                               $15,000,000.00
222 Broadway
New York, NY 10038
Attention:________L. Peter Yetman
Fax:     _________(212) 412-7683
Tel:     _________(212) 412-4000

BANK ONE, N.A.                                                   $8,333,333.33
153 West 51st Street
New York, NY  10019-6025
Attention:________Andrea Kantor
Fax:     _________(212) 373-1180
Tel:     _________(212) 373-1023

THE BANK OF NEW YORK                                            $15,000,000.00
One Wall Street
New York, NY  10286
Attention:________Ken Sneider
Fax:     _________(212) 635-6999
Tel:     _________(212) 635-6863

SOCIETE GENERALE                                                 $8,333,333.33
181 West Madison
Chicago, IL  60602
Attention:________John Root
Fax:     _________(312) 578-5099
Tel:     _________(312) 578-5158

HSBC BANK USA                                                    $8,333,333.33
452 Fifth Ave.
New York, NY  10018
Attention:________Bruce Wicks
Fax:     _________(212) 525-2556
Tel:     _________(212) 525-2534

FIRST UNION COMMERCIAL CORPORATION                              $15,000,000.00
301 S. College Street
Charlotte, NC  28288-0860
Attention:________Barbara VanMeerten
Fax:     _________(704) 374-4793
Tel:     _________(704) 374-7115

THE FUJI BANK LIMITED                                            $5,000,000.00
Two World Trade Center, 79th Floor
New York, NY  10048-0001
Attention:________David Manheim
Fax:     _________(212) 898-2399
Tel:     _________(212) 898-2723

BANK OF TOKYO - MITSUBISHI TRUST COMPANY                         $5,000,000.00
1251 Avenue of the Americas, 18th Floor
New York, NY  10020
Attention:________Hidekazu Kojima
Fax:     _________(212) 782-4981
Tel:     _________(212) 782-4795

COMERICA BANK                                                    $6,666,666.67
500 Woodward Avenue, 9th Floor, MC 3280
Detroit, MI  48275-3280
Attention:________Joel S. Gordon
Fax:     _________(313) 222-3330
Tel:     _________(313) 222-3647

CREDIT INDUSTRIEL ET COMMERCIAL                                  $8,333,333.33
520 West Madison Avenue, 37th Floor
New York, NY  10022
Attention:________Brian O'Leary
Fax:     _________(212) 715-4535
Tel:     _________(212) 715-4422

THE DAI-ICHI KANGYO BANK, LTD.                                   $5,000,000.00
One World Trade Center, 48th Floor
New York, NY  10048
Attention:________Nicholas A. Fiore
Fax:     _________(212) 912-1879
Tel:     _________(212) 432-6784

RZB FINANCE LLC                                                  $1,666,666.68
1133 Avenue of the Americas
New York, NY  10036
Attention:________Klaus D. Hein
Fax:     _________(212)
Tel:     _________(212) 845-4100

ERSTE BANK, NEW YORK                                             $5,000,000.00
280 Park Avenue, 32nd Floor, West Building
New York, NY  10017
Attention:________John Fay
Fax:     _________(212) 984-5627
Tel:     _________(212) 984-5636

GE CAPITAL COMMERCIAL FINANCE, INC.                              $5,000,000.00
60 Long Ridge Road
Stamford, CT  06927-5100
Attention:________Andrew Santacroce
Fax:     _________(203) 316-7978
Tel:     _________(203) 961-2577

THE INDUSTRIAL BANK OF JAPAN, LIMITED                            $5,000,000.00
1251 Avenue of the Americas
New York, NY  10020
Attention:________Wayne Wright
Fax:     _________(212) 282-4488
Tel:     _________(212) 282-3462

THE MITSUBISHI TRUST AND BANKING CORPORATION                     $5,000,000.00
520 Madison Avenue
New York, NY  10022
Attention:________Rosetta Conti
Fax:     _________(212) 644-6825
Tel:     _________(212) 891-8268

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND                  $5,000,000.00
LaTouche House, I.F.S.C.
Custom House Docks
Dublin 1 Ireland
Attention:________Brendan McLoughlin
Fax:     _________011-353-1-829-0129
Tel:     _________011-353-1-609-3513

SUNTRUST BANK                                                    $8,333,333.33
711 Fifth Avenue, 16th Floor
New York, NY  10022
Attention:________Armen Karozichian
Fax:     _________(212) 371-9386
Tel:     _________(212) 583-2604

                                                                     Schedule II
                                                             to Credit Agreement

                                  PRICING GRID*

                 REVOLVING 364 DAY FACILITY    REVOLVING 364 DAY FACILITY
                  AND TERM LOAN APPLICABLE      AND TERM LOAN APPLICABLE       REVOLVING 364 DAY
  DEBT RATIO      MARGIN-EURODOLLAR RATE**         MARGIN-BASE RATE**           COMMITMENT FEE**
---------------- ---------------------------- ------------------------------ -----------------------
    >4.25x                  300.0                         200.0                        45
    >3.75x                  250.0                         150.0                        45
    >3.25x                  200.0                         100.0                        40
    >2.75x                  175.0                         75.0                         35
    <2.75x                  150.0                         50.0                         30

---------------------------

*        Pricing Grid (except for Debt Ratios) reflects basis points.

** Notwithstanding the foregoing Pricing Grid, the Applicable Margins and the Commitment Fee Rate for the Revolving 364 Day Facility for the period following the Closing Date through but excluding the Adjustment Date related to the fiscal quarter ending as of September 30, 2001 will be no lower in cost to Borrower than the pricing level applicable if the Debt Ratio is greater than 3.25x but not greater than 3.75x; provided, however, nothing contained herein shall limit the effect of any increase in the pricing level on any Adjustment Date occurring after the Closing Date if the Debt Ratio exceeds 3.75x.

                                       I-1